UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
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BBCN Bancorp, Inc.
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3731 Wilshire Boulevard, Suite 1000 , Los Angeles, CA 90010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
To be Held on Thursday, May 28, 2015
TO OUR STOCKHOLDERS:

We are pleased to announce that BBCN Bancorp, Inc., a Delaware corporation, will hold its Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, May 28, 2015 at 10:30 a.m. Pacific Time at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005. At the Annual Meeting, we will ask you to vote on the following matters:

1. Election of Directors. You will have the opportunity to elect 13 persons to serve as members of our board of directors until our next Annual Meeting and until their successors are duly elected and qualified. The following thirteen persons are our nominees for election:

Kiho Choi	Jinho Doo	C.K. (Chuck) Hong	Jin Chul Jhung
Kevin S. Kim	Peter Y.S. Kim	Sang Hoon Kim	Chung Hyun Lee
William J. Lewis	David P. Malone	Gary E. Peterson	Scott Yoon-Suk Whang
Dale S. Zuehls
2. Nonbinding Advisory Vote to Approve Executive Compensation. You will have the opportunity to cast a nonbinding, advisory vote on whether to approve the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion contained in the attached Proxy Statement.
3. Ratification of the Appointment of Independent Registered Public Accounting Firm. You will be asked to ratify the appointment of KPMG, LLP as our independent registered public accounting firm for the year ending December 31, 2015.
4. Re-Approval of the Material Terms of the Amended and Restated 2007 Equity Incentive Plan. You will have the opportunity to cast a vote for the re-approval of the material terms of the Amended and Restated 2007 Equity Incentive Plan to provide for the payment of performance based equity compensation that is intended to be deductible by the Company for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code.
5. Approval of 2015 Executive Annual Incentive Plan. You will have the opportunity to cast a vote for the approval of the 2015 Executive Annual Incentive Plan, an annual performance-based cash compensation plan for executives of the Company, which annual payments are intended to be deductible by the Company for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code.
6. Other Business. If other business is properly raised at the meeting or any postponement or adjournment thereof, you may be asked to vote on these matters as well.

The Board of Directors recommends that you vote in favor of the election of the above nominees and in favor of Proposals 2, 3, 4 and 5.

We cordially invite all stockholders to attend this meeting in person. Only stockholders of record as of the close of business on April 2, 2015, however, will be entitled to vote at the Annual Meeting or at any postponement or adjournment thereof.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote your Proxy by Internet or telephone, or mail your Proxy in the envelope provided. You may revoke this Proxy at any time prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS

Kevin S. Kim
Chairman, President & CEO

DATED:	May 1, 2015
Los Angeles, California

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 28, 2015
This Proxy Statement and the Company’s 2014 Annual Report to Stockholders available electronically online at
http://investors.bbcnbank.com/GenPage.aspx?IID=4055174&GKP=210421.

BBCN Bancorp, Inc.
3731 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90010

PROXY STATEMENT
for the Annual Meeting of Stockholders
to be Held on May 28, 2015

GENERAL INFORMATION

BBCN Bancorp, Inc. (also referred to as the “Company” or “BBCN Bancorp”) is a bank holding company and BBCN Bank (also referred to as the “Bank”) is our wholly owned subsidiary. This Proxy Statement contains information about our Annual Meeting of Stockholders (also referred to as the “Annual Meeting” or “Meeting”) to be held on Thursday, May 28, 2015 at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California at 10:30 a.m., Pacific Time, and any postponements or adjournments thereof. The date of this Proxy Statement is May 1, 2015, and we will be mailing it to stockholders on or about that date.

Why Did You Send Me this Proxy Statement?

We are sending you this Proxy Statement and the enclosed Proxy Card because our board of directors is soliciting your vote at the 2015 Annual Meeting of Stockholders. This Proxy Statement summarizes the information we believe you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed Proxy Card by mail. You may also vote by Internet or telephone, as instructed on the Proxy Card.

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is April 2, 2015 (the “Record Date”). On that date, 79,542,321 shares of our common stock were outstanding, which is our only class of voting stock. Along with this Proxy Statement and a Proxy Card, we are also sending you our 2014 Annual Report to Stockholders for the year ended December 31, 2014. Electronic copies of this Proxy Statement and the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2014 are also available electronically online at http://investors.bbcnbank.com/GenPage.aspx?IID=4055174&GKP=210421. You may request printed copies by mail addressed to BBCN Bancorp, Inc., Attn.: Investor Relations, 3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA 90010, by telephoning Ms. Angie Yang at (213) 251-2219 or via email to investor@BBCNbank.com or angie.yang@BBCNbank.com. By including the foregoing website address, the Company does not intend to and shall not be deemed to incorporate by reference any material contained therein.

What Vote is Required for Each Proposal

•
Election of Directors. The 13 director nominees who receive the most votes will be elected. Accordingly, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your Proxy Card, your abstention will have no effect on the election of directors.

•
Non-binding Advisory Vote to Approve the Company’s Executive Compensation. This proposal gives you the opportunity to indicate whether you approve the compensation of the executive officers identified in our Summary Compensation Table in this Proxy Statement, as described in the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion contained herein. Because your vote is advisory, it will not be binding upon the board and may not be construed as overruling any decision by the board or Human Resources and Compensation Committee. However, the board and the Human Resources and Compensation Committee may, in their sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements. To be approved, this proposal must receive a “FOR” vote from the majority of shares present and entitled to vote on the proposal. If you abstain, your abstention will have the effect of a vote “AGAINST” this proposal.

•
Ratification of Selection of Independent Registered Public Accounting Firm. Stockholder ratification of the Audit Committee’s selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm is not required. We are submitting the selection of KPMG to you for ratification to obtain our stockholders’ views. To be approved, the ratification must receive a “FOR” vote from the majority of shares present and entitled to vote on the proposal. If you abstain, your abstention will have the effect of a vote “AGAINST” the proposal. If the stockholders do not ratify the selection of KPMG, our Audit Committee will reconsider whether to retain KPMG. Even if the selection is ratified, we may, in our discretion, appoint a different independent registered public accounting firm at any time during the year if we determine that such a change would be in the best interest of the Company and our stockholders.

•
Re-Approval of the Material Terms of the Amended and Restated BBCN Bancorp, Inc. 2007 Equity Incentive Plan for Payment of Performance-Based Compensation for Purposes of Section 162(m) of the Internal Revenue Code. To be approved, this proposal must receive a “FOR” vote from the majority of shares present and entitled to vote on the proposal. If you abstain, your abstention will have the effect of a vote “AGAINST” the proposal.

•
Approval of 2015 Executive Annual Incentive Plan. To be approved, this proposal must receive a “FOR” vote from the majority of shares present and entitled to vote on the proposal. If you abstain, your abstention will have the effect of a vote “AGAINST” the proposal.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote. The Proxy Card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

How Do I Vote by Proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed Proxy Card and return it promptly in the envelope provided. You may also vote by Internet or telephone as described on the enclosed Proxy Card. Returning the Proxy Card will not affect your right to attend the Meeting and vote in person, but will assure that your vote is counted if you become unable to attend the Annual Meeting.

If you properly fill in your Proxy Card and send it to us in time to vote or you timely vote by Internet or telephone, your “Proxies” (the individuals named on your Proxy Card) will vote your shares as you have directed. If you sign the Proxy Card but do not make specific choices, your Proxies will vote your shares as recommended by the board of directors as follows:

•	“FOR” the election of each of the thirteen director nominees;

•	“FOR” approval, on a non-binding advisory basis, of the Company’s executive compensation as described in this Proxy Statement;

•	“FOR” ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2015;

•
“FOR” re-approval of the material terms of the Amended and Restated BBCN Bancorp, Inc. 2007 Equity Incentive Plan for payment of performance-based compensation for the purposes of Section 162(m) of the Internal Revenue Code;

•
“FOR” approval of the BBCN Bancorp, Inc. 2015 Executive Annual Incentive Plan, an annual performance-based cash compensation plan for executives of the Company, which annual payments are intended to be deductible by the Company for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code; and

•	in the discretion of the Proxies as to any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

If you hold your shares of our common stock in “street name” (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote your shares of common stock, your broker or nominee may, in its discretion, vote your shares, “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2015. Under applicable stock exchange requirements, brokers holding shares beneficially owned by their clients are not permitted to cast votes with respect to the election of directors, on the advisory vote to approve executive compensation, on the re-approval of the material terms of the Amended and Restated 2007 Equity Incentive Plan, or on the approval of the 2015 Executive Annual Incentive Plan, unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker,if your shares are held by a broker, so that your vote with respect to directors and the other proposals described in this Proxy Statement is counted.

Can I Change My Vote after I Return My Proxy Card?

Yes. Even after you have submitted your Proxy Card, you may change your vote or revoke your Proxy Card at any time before the vote is taken if:

•	you file either a written revocation of your Proxy Card or a duly executed Proxy Card bearing a later date than your previous Proxy Cardwith our Legal Department prior to the meeting; or

•	you attend the meeting and vote in person. However, your presence at the meeting will not revoke your Proxy Card unless and until you vote in person.

How Do I Vote by Telephone or the Internet?

Stockholders of record and many stockholders who hold their shares through a broker or bank will have the option to submit their Proxy Cards or voting instruction cards by telephone or Internet. Please note that there are separate arrangements for using the

Internet and telephone depending on whether your shares are registered in our stock records in your name or in the name of a broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, you should check your Proxy Card or voting instruction card forwarded by your broker, bank or other holder of record to see which options are available.

Stockholders of record in their own name may submit their proxies:

•	through the Internet by visiting a website established for that purpose at www.investorvote.com/BBCN and following the instructions provided on that website; or

•	by telephone by calling the toll-free number 1-800-652-VOTE (8683) in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions.

How Do I Vote in Person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring a properly executed legal proxy from the nominee authorizing you to vote the shares and indicating that you were the beneficial owner of the shares at the close of business on April 2, 2015, the record date for voting.

What Constitutes a Quorum and What Will Be the Effect of Broker Non-Votes?

To establish a quorum for the transaction of business at the Annual Meeting, a majority of the shares of our common stock outstanding on the record date must be present, either in person or by Proxy. We will count abstentions for purposes of establishing the presence of a quorum at the meeting. “Broker non-vote” is the term commonly used to describe the situation in which a broker who is present at a stockholder meeting cannot vote shares with respect to a particular proposal under applicable stock exchange rules because the broker has not received voting instructions from the broker’s customer and the proposal is not considered a routine matter under applicable stock exchange rules. (See “How Do I Vote by Proxy” above.) Broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or by Proxy and entitled to vote with respect to a particular proposal.

Who Will Pay the Costs of Solicitation of Proxies?

The Company will bear the cost of this solicitation of proxies, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the additional materials used in this solicitation of proxies. The proxies will be solicited principally by mail, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies. We may engage the services of Georgeson, a wholly owned subsidiary of our transfer agent, Computershare, to seek proxies of custodians such as brokers who hold shares which belong to other people. If we do, the service will cost approximately $5,000.

Will Any Other Matters Be Considered at the Annual Meeting?

We are not aware of any matters to be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting and may properly be acted upon, then the persons named as Proxies will have the authority to vote all properly executed proxies in accordance with the direction of the board of directors, or, if no such direction is given, in accordance with the judgment of the persons holding such proxies on any such matter, including any proposal to adjourn or postpone the meeting.

How Do I Present Proposals or Director Nominees for Consideration at Next Year’s Annual Meeting of Stockholders?

You may submit proposals for new business or director nominees for consideration at future stockholder meetings. To be eligible for consideration at an annual meeting of stockholders, any such proposal for new business or director nominees must be submitted in writing sufficiently in advance to be received by our Legal Department no less than 100 days nor more than 120 days prior to the anniversary date of the previous year’s Annual Meeting, unless the Annual Meeting is moved to a date that is more than 30 days before or after such anniversary date, in which case the notice must be received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting is first given or made by us. Such notice must also comply with the provisions of our bylaws requiring submission of information regarding the new business proposal or nomination and the person or persons submitting it.

For a stockholder proposal regarding new business to be considered for inclusion in our Proxy Statement for our annual meeting of stockholders next year, proposals will need to comply with timing and other requirements of U.S. Securities and Exchange Commission (“SEC”) Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Rule 14a-8 provides in pertinent part that the proposal must be received at the company’s principal executive offices not less than 120 calendar days before the date of the company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. However, if the company did not hold an annual meeting the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the company begins to print and send its proxy materials.

The persons named as Proxies for the Annual Meeting will have discretionary authority to vote on any stockholder proposal which is not included in our Proxy materials for the meeting, unless we receive notice of the proposal by March 18, 2015. If we receive proper notice by that date, the Proxies will not have discretionary voting authority except as provided in the SEC regulations regarding stockholder proposals.

Do I Have Rights of Appraisal or Similar Rights of Dissenters with Respect to any Matter to be Acted Upon at the Annual Meeting?

None of the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement carry rights of appraisal or similar rights of dissenters.

Proposal 1:
Election of Directors

Our board of directors has nominated 13 directors, who, if elected by stockholders at our Annual Meeting, will be expected to serve until next year’s Annual Meeting and until their successors are duly elected and qualified. All nominees are currently directors of the Company.

Board Recommendation:
Vote FOR all nominees

Proposal 1 — Election of Directors

EXECUTIVE SUMMARY

Our Certificate of Incorporation and Bylaws provide that the number of directors may be no less than five and no more than 25, with the exact number to be fixed by resolution of the board of directors or stockholders. Currently, the board of directors has 13 members.

Our board has nominated 13 individuals to serve as the Company’s directors until the next Annual Meeting and until their successors are duly elected and qualified. All of the nominees are currently directors. Eight nominees, including Jin Chul Jhung, Kevin S. Kim, Peter Y.S. Kim, Sang Hoon Kim, Chung Hyun Lee, David P. Malone, Scott Yoon-Suk Whang and Dale S. Zuehls, were elected to the board by our stockholders at our 2014 annual meeting. Five nominees, including Kiho Choi, Jinho Doo, C.K. (Chuck) Hong, William J. Lewis and Gary E. Peterson, were appointed by our board after the 2014 Annual Meeting and are standing for election by our stockholders for the first time.

It is the Company’s policy to encourage its director nominees to attend the Annual Meeting, and all of the director nominees are expected to attend our Annual Meeting. All director nominees who were elected by the stockholders at the 2014 annual meeting were in attendance at that meeting.

Each nominee has agreed to serve if elected and the board of directors has no reason to believe that any nominee will become unavailable. The Proxy holders will vote all proxies for the election of the 13 nominees listed above unless authority to vote for the election of any of the directors is withheld. If any of the nominees should become unable to serve as a director, the Proxies solicited hereby may be voted for a substitute nominee designated by the board of directors. The 13 nominees receiving the highest number of affirmative votes of the shares entitled to be voted for the election of directors shall be elected as directors. Abstentions, broker non-votes and votes cast against nominees will have no effect on the election of directors.

We believe that each nominee has skills, experience and personal qualities which we seek in our directors and that the combination of these nominees creates an effective, engaged and well-functioning board that serves the Company and our stockholders well.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

DIRECTOR NOMINATION PROCESS

As specified in its charter, the Nomination and Governance Committee is appointed by the board of directors of the Company to assist the board in identifying qualified individuals to become board members, consistent with criteria approved by the board, and to recommend to the board of directors the director nominees for the Annual Meeting. The Nomination and Governance Committee will utilize the same standards for evaluating director candidates recommended by stockholders as it does for candidates proposed by the board.

The Nomination and Governance Committee considers many factors in nominating directors to serve on the board of directors, including the following:

▪	diversity of professional disciplines and backgrounds;

▪	broad experience in business, finance or administration

▪	familiarity with national and international business matters;

▪	familiarity and experience with the commercial banking industry;

▪	prominence and reputation, and ability to enhance the reputation of the Bank;

▪	time available to devote to the work of the board and one or more of its committees;

▪	specific qualifications which complement and enhance the overall core competencies of the board and/or specific committee assignments;

▪	activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the board;

▪	interest of the stockholders as a whole;

▪	independence determination;

▪	the age of a nominee; and

▪	the extent to which a nominee may add diversity to the board.

The Company’s Corporate Governance Guidelines require all nominees who are age 75 or older at the time of the Annual Meeting to retire.

Nominations, other than those made by or at the direction of the board of directors or by the Nomination and Governance Committee, may only be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received at the principal executive offices of the Company (i) in the case of an Annual Meeting, not less than 100 days, nor more than 120 days, prior to the anniversary of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting was first given or made by the Company, and (ii) in the case of a special meeting of the stockholders called for the purpose of electing directors not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting was first given or made by the Company.

A stockholder’s nomination notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations of the SEC promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the procedures summarized herein, which are set forth in full in the Company’s bylaws. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

DIRECTOR NOMINEE QUALIFICATIONS AND EXPERIENCE

Our board believes that the following 13 nominees provide our Company with the combined skills, experience and personal qualities needed for an effective, engaged and well-functioning board.

The following is a brief description of our current directors, each of whom has been nominated by the board of directors for election as a director. The age indicated in each nominee's biography is as of May 1, 2015, the date of this Proxy Statement. The Company knows of no arrangements, including any pledge by any person of the Company’s securities, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected. There is no family relationship between any of the directors, nominees or executive officers.

Kiho Choi, age 59, has served as a director of BBCN Bancorp and BBCN Bank since September 15, 2014. A Certified Public Accountant, Mr. Choi is the Managing Partner of Choi, Kim & Park, LLP (“CKP”), the largest Korean-American full service accounting firm in the United States, which he co-founded in 2005. A member of the Public Company Accounting Oversight Board, the firm has a strong securities practice and provides other specialized services to private companies and U.S. subsidiaries of Korean national companies. With more than 25 years of assurance and business advisory experience, Mr. Choi specializes in serving middle-market companies in the banking, health care, manufacturing, and wholesale distribution and retail industries. He also has extensive audit and consulting experience with financial institutions. Mr. Choi served as President of the Korean American CPA Society of Southern California and as an Advisory Member to Korea Trade Investment Promotion Agency of Los Angles. He is a member of the American Institute of Certified Public Accountants (“AICPA”) and a member of the California CPA Society. Mr. Choi earned his B.S. and M.S. degrees in Accounting from the University of Illinois, Chicago.

Director Qualification Highlights	Committee Membership
■ Extensive experience as a Certified Public Accountant
■ Knowledge of the expansion of Korean national corporations into the United States and relationships with these organizations
■ Community knowledge and relations
■ Audit Committee (financial expert) ■ Asset/Liability Committee ■ Board Risk & Compliance Committee

Jinho Doo, age 59, has served as a director of BBCN Bancorp and BBCN Bank since October 29, 2014. He is currently Chief Executive Officer of New York City-based Key Capital Management, LLC, where he manages a hedge fund. From 2007 to 2012, Mr. Doo was Chief Executive Officer of JSD Investment Advisory Services, LLC, based in Los Angeles, during which time he provided investment advisory services to Korean-American community banks and foreign exchange consulting services to financial institutions. Previously, Mr. Doo was a Managing Director at DaeYu Investment Management Co, LTD, in Seoul, Korea and served as Director, Head of Korean Desk, Bonds Division at BZW Asia Hong Kong, an affiliate of Barclays Capital, in Hong Kong. Mr. Doo began his professional career in 1982 as a foreign exchange trader at Standard Chartered Bank, Seoul Branch, and in 1988 joined Los Angeles-based Hanmi Bank, from which he retired in 1996 as Vice President and Manager of the Investment and Accounting department. Mr. Doo earned his B.A. in Portuguese with a minor in Economics from Hankuk University of Foreign Studies in Seoul, Korea and his M.S. in Finance from Texas A&M University in College Station, Texas.

Director Qualification Highlights	Committee Membership
■ Capital markets knowledge and experience ■ Financial expertise ■ Asset liability management	■ Audit Committee (financial expert) ■ Asset/Liability Committee ■ Strategic & Business Planning Committee

C.K. (Chuck) Hong, age 54, has served as a director of BBCN Bancorp and BBCN Bank since October 29, 2014. Hong is Chief Executive Officer and Chairman of publicly held Netlist, Inc. (NASDAQ: NLST), which he co-founded in 2000. A leading provider of high performance memory solutions for the cloud computing and storage markets, Netlist holds the industry’s largest portfolio of intellectual property around “Memory Virtualization” and “Hybrid Memory” technologies central to the emerging cloud computing infrastructure. Hong began his technology career with a 15-year tenure at LG Electronics in Seoul, Korea, serving in various senior management positions at subsidiaries in Korea and in the United States. He then served as an Executive Vice President of Viking Components, Inc., a memory subsystems manufacturer, and then as President of communications software company Infinilink Corp., prior to founding Netlist. Hong received his B.S. in Economics from Virginia Commonwealth University and his M.S. degree in technology management from Pepperdine University’s Graziadio School of Business and Management. He currently serves on the Strategic Advisory Group of the Irvine Chamber of Commerce and is a CEO Roundtable member of the University of California Irvine.

Director Qualification Highlights	Committee Membership
■ IT operational understanding and risk management ■ Public company board experience ■ Community knowledge and relations	■ Board Risk & Compliance Committee ■ Human Resource & Compensation Committee ■ Audit Committee

Jin Chul Jhung, age 71, has served as a director of BBCN Bancorp and BBCN Bank since 2011. Mr. Jhung served as a director of Center Bank for 13 years and of Center Financial Corporation since its formation in 2000 until its merger into Nara Bancorp. Mr. Jhung served as Chairman of the Board of Center Financial Corporation and Center Bank from 2009 to 2010. He has owned and operated Royal Imex, Inc., an import and wholesale business in the United States for more than 33 years. Mr. Jhung also serves as Chairman or Director of various Korean-American community organizations including as President of the Overseas Korean Traders Association, Chairman of the first and fifth World Korean Business Conventions, and as Director of the Centennial Committee of Korean Immigration to the United States. He has received numerous awards and commendations from many civic and governmental agencies such as the Export Industry Official Commendation from the Korea Industry and Commerce Minister. On December 8, 2010, Mr. Jhung was presented with a presidential merit award by the Korean government. Mr. Jhung received a B.S. degree in Business Administration from Korea University in Seoul, Korea, as well as an Honorary Ph.D. degree from Dongseo University in Busan, Korea.

Director Qualification Highlights	Committee Membership
■ Leadership of import and wholesale organization ■ Deep understanding of core commercial customer banking needs ■ Community knowledge and relations	■ Strategic & Business Planning Committee, Chair ■ Director Loan Committee ■ Public Relations Committee

Kevin S. Kim, age 58, is Chairman, President and Chief Executive Officer of BBCN Bancorp and President and Chief Executive Officer of BBCN Bank. He has been President and Chief Executive Officer of BBCN Bancorp since March 2013 and of BBCN Bank since April 2014. He has been Chairman of the board of directors of BBCN Bancorp since May 2012 and served as Chairman of the board of directors of BBCN Bank from December 2011 through June 2014. Formerly a director of Center Financial Corporation and Center Bank from 2008 until the merger of equals with Nara Bancorp, Inc. and Nara Bank completed on November 30, 2011, Mr. Kim was the lead negotiator from Center resulting in the creation of BBCN. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a Certified Public Accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the boards of directors of the Los Angeles Area Chamber of Commerce and United Way of Greater Los Angeles. He received a B.A. degree with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. degree from the Anderson School of Management, the University of California, Los Angeles, and a J.D. degree from Loyola Law School in California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned the Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Director Qualification Highlights	Committee Membership
■ Legal and public accounting background and expertise ■ Leadership of BBCN Bank ■ Community knowledge and relations	■ Strategic & Business Planning Committee

Peter Y.S. Kim, age 66, has served as a director of BBCN Bancorp and BBCN Bank since 2011. He served as a director of Center Bank for 13 years and of Center Financial Corporation from its formation in 2000 to its merger with Nara Bancorp, Inc. For more than 31 years, he has owned and operated Harbor Express, Inc., Gold Point Transportation, Bridge Warehouse, Inc. and 3Plus Logistics, each of which are trucking transportation and warehousing businesses in the United States. While sponsoring many scholarship programs in the Korean-American community in Los Angeles, he also serves as an advisory board member of the Korean Studies Institute of the University of Southern California. He received a B.S. degree in Business Administration from Sogang University in Seoul, Korea.

Director Qualification Highlights	Committee Membership
■ Extensive experience leading global businesses in highly regulated industry ■ Risk management and corporate governance experience ■ Community knowledge and relations	■ Nomination & Governance Committee, Chair ■ Human Resource & Compensation Committee ■ Strategic & Business Planning Committee ■ Public Relations Committee

Sang Hoon Kim, age 74, has been a member of the BBCN Bancorp and BBCN Bank boards since 2011. He was one of the founding directors of Center Bank and Center Financial Corporation and continuously served as a director of Center Bank for 26 years and of Center Financial Corporation for 11 years, until the latter’s merger into Nara Bancorp, Inc.. He served as Chairman and Chief Executive Officer of Tmecca.com, an on-line provider of professional books and magazines, from 2001 until he retired in 2006, and was active in various importing and manufacturing businesses in the Los Angeles area for nearly 40 years. Mr. Kim moved to the United States in 1967 and established Jaycee Co., an importer of wigs and other hair products. In 1979, he established Protrend, Ltd., thereby entering the women’s garment import and manufacturing industry, and pioneering the successful sale of these imported products to higher-end department stores. Mr. Kim then expanded into the men’s garment import and manufacturing business in 1988 by establishing Greg and Peters, Inc., and after several decades of involvement in the wig and garment industries, he expanded into the online professional publication business referenced above, from which he retired in 2006. Mr. Kim was twice the recipient of the presidential award of the Republic of Korea recognizing his contributions to foreign exports and trade. Mr. Kim received a B.S. degree in Economics from Korea University in Seoul, Korea.

Director Qualification Highlights	Committee Membership
■ Extensive experience in establishing successful business ventures in the trade and manufacturing industries
■ Deep understanding of core commercial customer banking needs
■ Community knowledge and relations
■ Public Relations Committee, Chair ■ Human Resource & Compensation Committee ■ Nomination & Governance Committee ■ Director Loan Committee

Chung Hyun Lee, age 73, has been a member of the BBCN Bancorp and BBCN Bank boards since 2011. He was one of the founding directors of Center Bank and Center Financial Corporation and continuously served as a director of Center Bank for 26 years and of Center Financial Corporation for 11 years, until the latter’s merger with Nara Bancorp, Inc. He has owned and operated cosmetics importing businesses in the United States for 35 years and retired from his position as President of NuArt International, Inc. in October 2010. He received a B.S. degree in Industrial Engineering from Hanyang University in Seoul, Korea as well as a Masters in Industrial Engineering at the University of Southern California. Mr. Lee is active in the broader Korean-American community in Southern California and currently serves as Director of the Overseas Korean Trade Association as well as Director of the Korean Chamber of Commerce in Los Angeles. He also has served in the past as Vice Chairman of the Korean Chamber of Commerce in Los Angeles, President of the South Bay Lions Club, Chairman of the Korean American Inter-Cultural Foundation, and Director of the Korean Federation of Los Angeles.

Director Qualification Highlights	Committee Membership
■ Extensive experience leading international businesses ■ Strategic planning and operations ■ Community knowledge and relations	■ Director Loan Committee, Chair ■ Board Risk & Compliance Committee ■ Asset/Liability Committee ■ Public Relations Committee

William J. Lewis, age 71, has served as a director of BBCN Bancorp and BBCN Bank since September 15, 2014. He most recently served as Executive Vice President and Chief Credit Officer of Pasadena-based East West Bank, during which period the bank grew from approximately $3 billion to approximately $24 billion. Prior to joining East West Bank, he served as Executive Vice President and Chief Credit Officer at PriVest Bank, based in Costa Mesa, California, from 1998 until it was acquired by American Security Bank in 2002. From 1994 to 1998, he served in the same capacity at Eldorado Bank based in Tustin, California. Previously, Mr. Lewis was Senior Vice President and Chief Credit Officer for Los Angeles-based Sanwa Bank. He began his banking career in 1969 at First Interstate Bank in Los Angeles where he held various branch and credit management positions during his 13-year tenure with the bank. Mr. Lewis earned his B.B.A. in Industrial Administration from the University of New Mexico and his M.B.A. from Golden Gate University. He also completed the Executive Leadership Program at USC Marshall School of Business.

Director Qualification Highlights	Committee Membership
■ Leadership experience at publicly held, growth oriented financial institutions ■ Extensive banking and operational experience ■ Credit management background	■ Asset/Liability Committee, Chair ■ Director Loan Committee ■ Board Risk & Compliance Committee

David P. Malone, age 64, has been a director of BBCN Bancorp and BBCN Bank since May 20, 2014 and was appointed Chairman of the Board of Directors of the Bank effective June 26, 2014. Prior to joining the board, Mr. Malone completed a 15-year tenure at Community Bank in Pasadena, California, where he served as Chairman in 2013, President and Chief Executive Officer from 2008 to 2013, and Chief Operating Officer and Chief Financial Officer from 1998 to 2008. Under Mr. Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3 billion in assets and 17 offices across five counties. While at Community Bank, Mr. Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. Mr. Malone’s efforts helped Community Bank achieve consistent profitability throughout the last recession, generate five consecutive years of balance sheet growth and post record profitability in his last two years as President and Chief Executive Officer. During his professional career, Mr. Malone also served as Executive Vice President and Chief Financial Officer for both Metrobank and Merchant Bank of California. He began his professional career as a Certified Public Accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Mr. Malone earned a B.S. degree in Accounting from California State University, Northridge.

Director Qualification Highlights	Committee Membership
■ Leadership experience at growth oriented financial institutions ■ Extensive banking and operational experience ■ Financial expertise	■ Board Risk & Compliance Committee, Chair ■ Audit Committee (financial expert) ■ Human Resource & Compensation Committee ■ Asset/Liability Committee

Gary E. Peterson, age 61, has served as a director of BBCN Bancorp and BBCN Bank since October 29, 2014. He is founder of IMAG Consulting Services LLC, a consulting and advisory firm specializing in regulatory compliance, as well as anti-money laundering (“AML”), Bank Secrecy Act (“BSA”) and wholesale and retail banking compliance, and a frequent industry speaker related to these industries. With more than three decades of experience providing counsel and oversight to U.S.-based and global financial institutions, Mr. Peterson was recruited in 2010 by HSBC North America to head up a major expansion and remediation of the company’s anti-money laundering efforts and subsequently appointed as Senior Executive Vice President and Chief Compliance Officer in 2012, responsible for managing the activities of AML, general banking compliance and securities compliance staff in the U.S. He returned in early 2014 as President of IMAG. Mr. Peterson also advises on strategic planning initiatives relating to the compliance, technology and risk aspects of acquisitions, mergers and new product and service launches. Prior to forming IMAG, Mr. Peterson was Senior Vice President, Chief of Staff, General Counsel and Head of Compliance of Midland Bank PLC from 1985-1992 and was responsible for legal, regulatory and compliance oversight over retail, corporate and commercial banking, treasury and capital markets, wealth management services, securities, asset management and investment banking businesses. Upon HSBC’s acquisition of Midland, he became Regional Compliance Director, Western Hemisphere and Secretary of its U.S. bank holding company. Mr. Peterson began his professional career as an associate at the law firm of Fellner and Rovins in New York City. He is a summa cum laude graduate of Lehigh University, in Bethlehem, Pennsylvania, and earned his J.D. from the School of Law of Case Western Reserve University in Cleveland, Ohio. Mr. Peterson is a member of the New York State bar.

Director Qualification Highlights	Committee Membership
■ Recent banking operational experience ■ Extensive risk and compliance background ■ Knowledge of regulatory environment	■ Board Risk & Compliance Committee ■ Audit Committee ■ Strategic & Business Planning Committee

Scott Yoon-Suk Whang, age 69, has been a director of BBCN Bancorp and BBCN Bank since 2007. Mr. Whang previously served in the capacities of Vice-Chairman of the Company from May 2012 through June 2014, and Lead Independent Director of the Company and Bank from March 2013 to June 2014. He is a goal-oriented entrepreneur who started three successful companies over the past 20 years. Mr. Whang currently serves as President and CEO of Orange Circle Studios, a company he founded in 2008. He has held various management positions with Daewoo Corporation, where he began his career in the early 1970s until he resigned from the position as President of the western division of Daewoo International (USA) in 1985. Mr. Whang founded Codra Enterprises in 1985, which provides new product development and manufacturing outsourcing services to the gift and stationery industry, and served as its Chairman until December 2007. From 1990 to 2006, he was the founder and CEO of Avalanche Publishing, Inc., one of the leading publishers of various gift and stationery products whose customers included big national retail channels such as Barnes & Noble and Borders Group, as well as office chain stores and specialty gift retailers. In 2006, Mr. Whang was chosen as entrepreneur of the year by the Korean American Chamber of Commerce in recognition of his success in the mainstream publishing industry and as an exemplary minority entrepreneur. Mr. Whang graduated from the College of Business Administration at Seoul National University with a B.A. degree in International Economy.

Director Qualification Highlights	Committee Membership
■ Extensive entrepreneurial experience ■ Strategic planning, management and operations experience ■ Community knowledge and relations	■ Human Resource & Compensation Committee, Chair ■ Nomination & Governance Committee ■ Strategic & Business Planning Committee ■ Public Relations Committee

Dale S. Zuehls, age 64, was appointed to the boards of directors of BBCN Bancorp and BBCN Bank effective March 20, 2014. A principal of specialty accounting and consulting firm Zuehls, Legaspi & Company, Dr. Zuehls has more than 40 years of experience in areas of complex auditing, accounting, forensic accounting, complex tax issues, performance measurement and related consulting matters. In addition to being a Certified Public Accountant, Dr. Zuehls has a Ph.D. in accounting and holds a law degree. He is also Certified in Financial Forensics and Accredited in Business Valuations by the American Institute of Certified Public Accountants, and is a member of the American Certified Fraud Examiners. Previously, Dr. Zuehls held various leadership positions at KPMG and Arthur Andersen & Co., two of the largest public accounting firms. A recognized expert in complex accounting matters, Dr. Zuehls has taught in Ph.D. and Masters’ programs at Southern California-based universities and has held seminars on various accounting and tax issues. He serves on the Audit Committee of the largest research foundation at California State University, Los Angeles. Dr. Zuehls earned his B.S. degree in accounting at California State University, Los Angeles, his M.A. and Ph.D. degrees from Stafford University in England, and his J.D. degree from Southwestern University School of Law, Los Angeles.

Director Qualification Highlights	Committee Membership
■ Extensive audit, accounting, performance measurement and legal experience ■ Financial expertise ■ Risk management and corporate governance	■ Audit Committee, Chair (financial expert) ■ Human Resource & Compensation Committee ■ Asset/Liability Committee ■ Board Risk & Compliance Committee

CORPORATE GOVERNANCE

In performing its role, our board of directors is guided by our Corporate Governance Guidelines, which establish a framework for the governance of the board and the management of the Company. We believe that sound and prudent corporate governance is essential to the integrity of our Company and performance. Our board of directors oversees the Company’s corporate governance and takes seriously its responsibility to promote the best interests of our customers, stockholders, employees and the communities that we serve. Good corporate governance is the basis for our decision-making and control processes and enhances the relationships we have with all of our stakeholders.

The Corporate Governance Guidelines were adopted by the board and reflect regulatory requirements and broadly recognized governance practices, including the NASDAQ Stock Market corporate governance listing standards. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate, but at a minimum on an annual basis. The full text of the Corporate Governance Guidelines can be found on our website at www.BBCNbank.com, in the Corporate Governance section under the About menu.

In addition, the Company has adopted a Director Code of Ethics and Business Conduct that applies to all directors, as well as Code of Ethics and Business Conduct which applies to all officers and employees, both of which are in the Corporate Governance section of our website. If the Company makes any substantive amendments to the director or employee versions of the Code of Ethics and Business Conduct or grants any waiver from a material provision of the Code of Ethics and Business Conduct to any director or executive officer, it is the Company’s policy to promptly disclose the nature of the amendment or waiver.

Board Leadership Structure

Our board of directors is committed to having a sound governance structure that promotes the best interest of all Company stockholders. Our leadership structure includes the following principles:

▪	Yearly Elections. We believe that yearly elections hold the directors accountable to our stockholders, as each director is subject to re-nomination and re-election each year.

▪
Independent Oversight. All of our directors are independent, except for Kevin S. Kim, Chairman, President and Chief Executive Officer of the Company. The board has affirmatively determined that the other 12 directors are independent underSEC and NASDAQ Stock Market corporate governance rules, as applicable.

▪
Chairman of the Board. The Chairman of the Board is appointed annually by the board of directors. Kevin S. Kim has served in the capacity of Chairman since May 31, 2012 and his responsibilities include, among others, presiding at and calling board and stockholder meetings and preparing meeting schedules, agendas and materials in collaboration with the Lead Independent Director.

▪
Lead Independent Director. In the case where the Chairman of the Board is not deemed to be independent, we believe an independent director should be designated to serve in a lead capacity as a liaison between the independent directors and the Chairman. Dale S. Zuehls was appointed Lead Independent Director effective June 26, 2014 and his responsibilities include, among others, coordinating the evaluation process of and providing feedback to the Chairman related to his performance, in collaboration with the Chair of the Human Resources and Compensation Committee, and presiding over executive sessions of independent directors, which are held regularly after each scheduled in-person board meeting.

We believe our board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability.

Board Independence

The NASDAQ Stock Market listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations of independence are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ Stock Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and KPMG, the board of directors affirmatively has determined that all of our directors, other than Kevin S. Kim, our Chairman, President and Chief Executive Officer, are independent directors within the meaning of the applicable the NASDAQ Stock Market listing standards. See “Board Leadership Structure” above.

Board Diversity

The board of directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Nomination and Governance Committee Charter, however, requires the board’s Nomination and Governance Committee to review the qualifications of candidates to the board. This assessment includes the consideration of the following factors, among others:

▪	Personal and professional ethics and integrity, including prominence and reputation, and ability to enhance the reputation of the Company;

▪
Diversity among the existing board members, specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of the banking industry;

▪	Financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements;

▪	Professional and personal accomplishments, including involvement in civic and charitable activities;

▪	Educational background; and

▪	Whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the board.

As currently comprised, our board of directors is a group of individuals who are drawn from various market sectors and industry groups with a presence in the Company’s niche markets, as well as a wealth of banking experience. Board members are individuals with knowledge and experience who serve and represent the communities we serve. Current board representation provides backgrounds in accounting, auditing, banking, Internet marketing, retail and wholesale, printing, transportation/trucking, international trade and IT solutions. The expertise of these individuals covers accounting, audit and financial reporting, corporate management, strategic planning, business acquisitions, bank risk and compliance, enterprise risk management, IT operations, corporate governance, credit review and administration, marketing, international operations, and retail and small business operations. The Nomination and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, provide a significant composite mix of experience, knowledge and abilities, as discussed above, which will allow the board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis.

Committees of the Board

The Company’s board of directors has four standing committees, including the Audit Committee, Nomination and Governance Committee, Human Resources and Compensation Committee and Asset/Liability Committee.

During 2014, there were nine regular and five special joint meetings of the Company and Bank boards, two Company board meetings and two Bank board meetings. All of the current directors attended at least 75% of the aggregate total number of meetings of the board and the committees on which they served during their periods of service in 2014.

Audit Committee

The Audit Committee is appointed by the board of directors of the Company to assist the board in overseeing the Company’s accounting and reporting practices, audits of financial statements, and to assist the board in monitoring the integrity of the Company’s financial statements, compliance with legal and regulatory related audit and accounting matters, including the Sarbanes-Oxley Act of 2002, qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors. The Audit Committee operates under a charter adopted by the board of directors a copy of which can be found in the Corporate Governance section of our website at www.BBCNbank.com.

The current members of the Audit Committee include directors Dale S. Zuehls (Chair), Kiho Choi, Jinho Doo, C.K. (Chuck) Hong, David P. Malone and Gary E. Peterson. Each of the members of the Audit Committee is “independent” as defined by our policy and the listing standards for the NASDAQ Stock Market and SEC Rule 10a-3. The board of directors has determined that Dale S. Zuehls, Kiho Choi, Jinho Doo and David P. Malone each satisfy the requirements established by the SEC for qualification as an “audit committee financial expert.” The Audit Committee held 12 meetings in 2014.

Nomination and Governance Committee

The Nomination and Governance Committee is appointed by the board of directors of the Company to assist the board in identifying qualified individuals to become board members, consistent with criteria approved by the board, to determine the composition of the board of directors and to recommend to the board of directors the director nominees for the Annual Meeting. The Nomination and Governance Committee is also responsible for assuring that an appropriate governance structure is established and maintained and for conducting an annual assessment of the board’s performance and effectiveness. The Nomination and Governance Committee operates under a charter adopted by the board of directors, a copy of which can be found in the Corporate Governance section of our website at www.BBCNbank.com.

The current members of the Nomination and Governance Committee include directors Peter Y.S. Kim (Chair), Sang Hoon Kim and Scott Yoon-Suk Whang. Each of the members of the Nomination and Governance Committee is “independent” as defined by our policy and the listing standards for the NASDAQ Stock Market. The Nomination and Governance Committee held eight meetings in 2014.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee (also referred to as “Compensation Committee”) is appointed by the board of directors of the Company to assist the board in establishing the overall compensation of the Company’s Chief Executive Officer and executive officers who have the title of “Executive Vice President” or above. The Compensation Committee is also responsible for considering and making recommendations to the Board concerning compensation, benefit plans, and implementation of sound personnel policies and practices. The Compensation Committee monitors the performance of the Company’s executive officers in relation to applicable corporate goals and strategies, and seeks to ensure that compensation and benefits are at levels that enable the Company to attract and retain the high quality employees, are consistent with the strategic goals of the Company, are internally equitable and are consistent with all regulatory requirements. The Compensation Committee operates under a charter adopted by the board of directors, a copy of which can be found in the Corporate Governance section of our website at www.BBCNbank.com.

The current members of the Compensation Committee include directors Scott Yoon-Suk Whang (Chair), C.K. (Chuck) Hong, Sang Hoon Kim, Peter Y.S. Kim, David P. Malone and Dale S. Zuehls. Each of the members of the Compensation Committee is “independent” as defined by our policy and the listing standards for the NASDAQ Stock Market.

The Compensation Committee meets at least four times a year and also holds special meetings and telephonic meetings to discuss extraordinary items, such as the hiring or dismissal of employees at the Executive Vice President level or above. For fiscal year 2014, the Compensation Committee met a total of nine times. The Chair of the Compensation Committee regularly reports to the board of directors on the Compensation Committee’s actions and recommendations. The Compensation Committee has authority to retain outside counsel, compensation consultants and other advisors to assist as needed.

Additional information regarding the Compensation Committee is provided below under the caption “Compensation Discussion and Analysis - Roles and Responsibilities of Human Resources and Compensation Committee.”

Asset/Liability Committee

The Asset/Liability Committee is appointed by the board of directors of the Company to assist the board in assessing the adequacy and monitoring the implementation of the Bank and the Company’s Asset/Liability Management Policy (the “ALM Policy”) and related procedures. The ALM Policy includes specific policies and procedures relating to (i) interest rate risk, (ii) market/investment risk, (iii) liquidity risk, (iv) credit risk, and (v) capital risk. The Asset/Liability Committee oversees the implementation of processes for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Bank’s balance sheet and associated activities, including the adoption from time to time of risk limits and capital levels. The Asset/Liability Committee operates under a charter adopted by the board of directors, a copy of which can be found in the Corporate Governance section of our website at www.BBCNbank.com.

The current members of the Asset/Liability Committee include directors William J. Lewis (Chair), Kiho Choi, Jinho Doo, Chung Hyun Lee, David P. Malone and Dale S. Zuehls. Each of the members of the Asset/Liability Committee are “independent” as defined by our policy and the listing standards for the NASDAQ Stock Market and the rules of the SEC. The Asset/Liability Committee held four meetings in 2014.

Board Communication

A formal process for stockholder communications with the board of directors is posted in the corporate governance section of the Company’s website at www.BBCNbank.com. Interested parties may communicate with the Company’s board of directors as follows:

By writing to:	By email to:
BBCN Bancorp, Inc. 3731 Wilshire Blvd., Suite 1000 Los Angeles, CA 90010 Attn: Lead Independent Director	LeadIndependentDirector@BBCNbank.com

Any communication sent must state the number of shares owned by the stockholder sending the communication. The Lead Independent Director will review each communication and forward the communication to the board of directors or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening or similarly inappropriate, in which case, the Lead Independent Director may disregard the communication. Every effort is made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Equity Ownership Guidelines

We believe the ownership of our Company’s stock by our directors ensures a strong alignment of the interests of the board with that of its stockholders. As stated in the Company’s Corporate Governance Guidelines, each independent director of the board must own at least two times the value of their annual director cash compensation in Company common stock within three years of their appointment. The requirements of these provisions may be met by the vesting of performance units, the exercise of stock options or the purchase of our Company’s common stock in the open market.

Hedging and Pledging Prohibition

The Company’s Insider Trading Policy, as amended and approved by the board of directors on February 19, 2015, explicitly prohibits directors and employees from engaging in hedging transactions involving the Company’s stock. Directors and employees are further prohibited from pledging their securities in the Company as collateral for a loan, and the Company’s stock may not be held in margin accounts. Exceptions to the pledging prohibition may be granted by the Company’s Legal Department in cases where the director or employee clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

BOARD’S ROLE IN RISK OVERSIGHT

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organization objectives in the areas of strategy, operations, reporting, and compliance. The board recognizes that these objectives are important to improve and sustain long-term organizational performance and stockholder value. A fundamental part of risk management is not only identifying the risks our Company faces and the steps management is taking to manage those risks, but also determining what constitutes the appropriate level of risk based upon our Company’s activities.

The full board of directors participates in the Company’s annual enterprise risk management assessment, which is led by the Company’s Chief Risk Officer, Johann Minkyun You. In this process, risk is assessed throughout the Company by focusing on nine areas of risk, including risks relating to: credit, liquidity, interest rate, foreign exchange, operational, country, compliance/legal, strategic and reputation. Risks that simultaneously affect different parts of the Company are identified, and an interrelated response is made. The board provides ongoing oversight of enterprise-wide risks through a periodic enterprise risk assessment update.

While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the Board Risk and Compliance Committee assists the board of directors in fulfilling its oversight responsibility with respect to regulatory, compliance and operational risk and enterprise risk management issues that affect the Company and works closely with the Company’s legal and risk departments. The Audit Committee helps the board monitor financial risk and internal controls from a risk-based perspective and oversees the annual audit plan. It also reviews reports from the Company’s internal audit department. The Director’s Loan Committee oversees credit risk by identifying, monitoring, and controlling repayment risk associated with the Bank’s lending activities. The Business Development/Strategic Planning committee of the board oversees risks associated with the planned short- and long-term direction of the Company and ensures ongoing board involvement and oversight of the Company’s three-year strategic plan.

The Asset/Liability Committee oversees the implementation of an effective process for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Bank’s balance sheet and associated activities. In overseeing compensation, the Human Resource and Compensation Committee strives to advocate incentives that encourage a conservative level of risk-taking behavior consistent with the Company’s business strategy and in compliance with all laws and the Interagency Guidance on Incentive Compensation. Finally, the Company’s Nomination and Governance Committee approves the code of conduct and business ethics policies relating to employees and directors, respectively. In addition, it conducts an annual assessment of corporate governance policies and potential risk associated with governance and related party matters.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the board of directors. The Company’s compensation and benefits programs are designed to pay directors fairly for work required for an organization of the size and scope of the Company, align the directors’ interest with the long-term interests of stockholders, and provide compensation that is transparent and straightforward for stockholders to understand.

Cash Compensation

For 2014, each non-management director received an annual cash retainer of $54,000, paid in monthly installments of $4,500 per month. The Lead Independent Director of the Company and the Chairman of the Company’s wholly owned subsidiary, BBCN Bank, each received an additional $18,000 annual retainer, paid in monthly installments of $1,500 per month. The committee Chairs each received an additional annual retainer of $6,000 for their services, paid in monthly installments of $500 per month. Each director received an additional $1,000 per month for each monthly board meeting attended. Committee members received an additional annual retainer of $6,000, paid in monthly installments of $500 per month. Each member of the Director’s Loan Committee received an annual retainer of $6,000, paid in monthly installments of $500 per month.

Throughout 2014, each director was given the option to receive $1,250 per month in cash or to participate in the Bank’s health and life insurance policy, up to a cost of $1,250 per month. The directors also received reimbursement for expenses, which included reasonable travel expenses to attend board or committee meetings, reasonable outside seminar expenses, and other special board-related expenses.

In May 2004, Jin Chul Jhung, Peter Y.S. Kim, Sang Hoon Kim and Chung Hyun Lee each became a participant in Center Bank’s Director Survivor Income Plan (“Director Survivor Income Plan”), which provides for a payment to each director’s chosen beneficiary in the amount of $200,000. Former Center Bank, in return, purchased whole life insurance policies insuring the life of each director in amounts which exceed the benefits payable to such beneficiaries with the Company as beneficiary of each of the insurance policies.

Long-Term Equity Incentive Awards

Directors may be granted equity awards upon their appointment to the board of directors. Periodically, the Company reevaluates board compensation, including the grant of new stock options and performance units. In setting director compensation, the Company considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level and experience required by the board of directors. The Company also considers board compensation practices at similarly situated banks, while keeping in mind the compensation philosophy of the Company and the stockholders’ interests. Please see “Beneficial Ownership of Directors and Executive Officers” on page 33 of this Proxy Statement, for information concerning stock and options held by our directors.

The following table presents information concerning the compensation of our non-employee directors during 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven D. Broidy(4)	102,000			34,500	136,500
Kiho Choi(5)	21,750	—	—	4,375	26,125
Louis M. Cosso(6)	59,000	—	—	8,750	67,750
Jinho Doo(7)	12,000	—	—	2,500	14,500
C.K. (Chuck) Hong(7)	12,000	—	—	2,500	14,500
Jin Chul Jhung	94,000	—	—	19,944	113,944
Peter Y.S. Kim	141,000	—	—	18,048	159,048
Sang Hoon Kim	94,000	—	—	19,944	113,944
Chung Hyun Lee	94,000	—	—	19,944	113,944
William J. Lewis(5)	25,750			4,375	30,125
David P. Malone (Chairman, BBCN Bank)(8)	57,000	—	—	9,167	66,167
Jesun Paik(9)	76,000	—	—	15,000	91,000
Gary E. Peterson(7)	12,000	—	—	2,500	14,500
Scott Yoon-Suk Whang	200,000	—	—	15,000	215,000
Dale S. Zuehls (Lead Independent Director)(10)	72,000	—	—	12,500	84,500

(1)
Amounts shown include payment of annual board membership retainer fees for the Company and Bank board meetings, committee membership fees, specific purpose committee membership fees, chairmanship and lead independent director annual retainers and bonuses.

(2)
As of December 31, 2014, each of the following directors had 23,415 vested, exercisable stock options outstanding: Jin Chul Jhung, Peter Y.S. Kim, Sang Hoon Kim and Chung Hyun Lee under the 2006 Center Stock Incentive Plan, which was assumed by the Company.

(3)
Amounts include payments made to certain directors a) for or in lieu of receiving life insurance coverage and health insurance coverage paid by the Company: $2,500 each to Messrs. Doo, Hong and Peterson; $4,375 each to Messrs. Choi and Lewis; $7,500 paid to Mr. Broidy; $8,750 paid to Mr. Cosso; $9,167 paid to Mr. Malone; $12,5000 paid to Dr. Zuehls; and $15,000 each to Messrs. Jhung, Peter Y.S. Kim, Sang Hoon Kim, Lee, Paik, and Whang. Amounts also include the estimated value of the Director Survivor Income Plan benefit of $4,944 for Jhung, Sang Hoon Kim and Lee, and $3,048 for Peter Y.S. Kim based on IRS life insurance valuations.

(4)	Mr. Broidy retired from the boards of directors of the Company and Bank effective June 26, 2014 and served as a consultant for a six-month period following his retirement.

(5)	Messrs. Choi and Lewis were appointed to the boards of directors of the Company and Bank effective September 15, 2014.

(6)	Mr. Cosso retired from the boards of directors of the Company and Bank effective July 24, 2014.

(7)	Messrs. Doo, Hong and Peterson were appointed to the boards of directors of the Company and Bank effective October 29, 2014.

(8)	David P. Malone was appointed to the board of directors of the Company and Bank effective May 20, 2014 and was named Chairman of the Bank board effective June 26, 2014.

(9)
Jesun Paik retired from the boards of directors of the Company and Bank effective June 26, 2014. In appreciation of his 10-plus years of service as a director of the Company and Bank, Mr. Paik was granted director emeritus status for a one-year period following his retirement.

(10)	Dale S. Zuehls was appointed to the board of directors of the Company and Bank effective March 20, 2014 and was named Lead Independent Director of the Company effective June 26, 2014.

Proposal 2:
Nonbinding Advisory Vote to Approve Executive Compensation

Approve the Company’s compensation practices and principles and the Company’s implementation for 2014 for the compensation of its Named Executive Officers, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related materials contained in this Proxy Statement.

Board Recommendation:
Vote FOR approval of executive compensation

Proposal 2 — Nonbinding Advisory Vote to Approve Executive Compensation

ADVISORY RESOLUTION

The Company believes that our overall executive compensation program, as described in this Proxy Statement, is designed to pay for performance and directly aligns the interest of our executive officers with the long-term interests of our stockholders.

Our stockholders are asked to vote to approve, on a nonbinding advisory basis, the compensation of our Named Executive Officers (also referred to as “NEOs”) as disclosed in this Proxy Statement in accordance with the SEC’s rules. Accordingly, the Company asks stockholders annually to vote for or against the following resolution:

“Resolved, that the stockholders of BBCN Bancorp, Inc. hereby approve the compensation of the Named Executive Officers as reflected in the Summary Compensation Table of the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion contained in the Proxy Statement.”

Your vote will be advisory, which means that it will not be binding upon the board of directors. In the event this proposal is not approved by our stockholders, the vote will neither be construed as overruling any decision by our board of directors or our Compensation Committee, nor will it create or imply any additional fiduciary duty by our board of directors or our Compensation Committee. Notwithstanding the foregoing, the board of directors and Compensation Committee will consider the nonbinding vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement . We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

The Compensation Committee, and our full board of directors, believe that our commitment to these responsible compensation practices justifies a vote by stockholders FOR the resolution approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NONBINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICER QUALIFICATIONS AND EXPERIENCE

Kevin S. Kim, 58. Mr. Kim is Chairman, President and Chief Executive Officer of BBCN Bancorp and President and Chief Executive Officer of BBCN Bank. He has been President and Chief Executive Officer of BBCN Bancorp since March 2013 and of BBCN Bank since April 2014. He has been Chairman of the board of directors of BBCN Bancorp since May 2012 and served as Chairman of the board of directors of BBCN Bank from December 2011 through June 2014. Formerly a director of Center Financial Corporation and Center Bank from 2008 until the merger of equals with Nara Bancorp, Inc. and Nara Bank completed on November 30, 2011, Mr. Kim was the lead negotiator from Center resulting in the creation of BBCN. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a Certified Public Accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the boards of directors of the Los Angeles Area Chamber of Commerce and United Way of Greater Los Angeles. He received a B.A. degree with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. degree from the Anderson School of Management, the University of California, Los Angeles, and a J.D. degree from Loyola Law School in California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned the Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Kyu S. Kim, 54. Ms. Kim, a 17-year veteran of BBCN Bank, was promoted to Senior Executive Vice President effective May 1, 2013 and was named Chief Operating Officer effective August 2, 2013. Previously, she served as Executive Vice President and Chief Commercial Banking Officer of BBCN Bank upon the merger of Nara Bank and Center Bank completed on November 30, 2011. Prior to the merger, Ms. Kim, who we credit with building former Nara Bank’s eastern region presence from the ground up, was the Executive Vice President and Eastern Regional Manager for Nara Bank from April 2008 through November 2011. Previously, she held the titles Senior Vice President and Eastern Regional Manager from October 2005 through March 2008 and Deputy Regional Manager from July 2003 to September 2005. Ms. Kim also served as the Manhattan Branch Manager from February 2000 to September 2005 and Flushing Branch Manager from September 1998 to February 2000. Prior to joining the Bank, Ms. Kim was Vice President and Chief Credit Officer at the former Chicago-based Foster Bank from March 1990 to September 1997. Ms. Kim received her B.B.A. degree in Finance from the University of Wisconsin, Oshkosh. She completed the Graduate School of Banking at the University of Wisconsin, Madison and the ABA Stonier Graduate School of Banking at the University of Pennsylvania. Ms. Kim also earned the Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Cha Y. Park, 57. Ms. Park joined BBCN Bank as Senior Executive Vice President and Chief Retail Banking Officer effective January 2, 2014. Prior to joining BBCN Bank, Ms. Park was the Senior Area Manager at HSBC Bank USA, N.A. and HSBC Securities (USA) Inc., overseeing traditional banking and brokerage operations, as well as mortgage sales, for HSBC’s Southern California network. Ms. Park began her banking career in 1981 with Bank of America where she served 27 years in various positions of increasing responsibility. From May 2006 through February 2008, she was the Regional Premier Executive for Los Angeles, Ventura and Santa Barbara counties. From October 1997 through April 2006, Ms. Park served as Market Manager leading multiple Premier Banking & Investments teams in Southern California. Prior to this, she held several Branch Manager positions in various Korean-American communities and spearheaded Bank of America’s Small Business Investment Program Task Force. Ms. Park earned a B.A. degree in Business Economics from the University of California, Los Angeles. She has also completed the Graduate School of Retail Bank Management at the University of Virginia, the Advanced Leadership Program at Stanford University and the HSBC Risk Management Program in Hong Kong. Ms. Park is a Certified Financial Planner.

Douglas J. Goddard, 63. Mr. Goddard assumed the position of Executive Vice President and Chief Financial Officer of BBCN Bancorp and BBCN Bank on April 1, 2013, after having served as the Deputy Chief Financial Officer since the merger of Nara Bancorp, Inc. and Center Financial Corporation completed on November 30, 2011. Mr. Goddard has nearly 30 years of experience in financial management in the commercial banking sector. Prior to the merger, he served as Interim Chief Financial Officer of Center Financial Corporation beginning in June 2010. From 1997 through 2009, Mr. Goddard served as Executive Vice President and Chief Financial Officer of the former First Federal Bank of California, which was placed into receivership by the FDIC in December 2009. He also was involved in several other bank acquisitions in his prior positions at California United Bank and Pasadena-based Community Bank. Mr. Goddard began his professional career as an auditor in 1974 at KPMG LLP. A Certified Public Accountant, Mr. Goddard earned a B.A. degree in economics and accounting from Claremont McKenna College, where he graduated cum laude with departmental honors.

Sook Kyong Goo, 61. Ms. Goo was named Executive Vice President and Chief Operations Administrator of BBCN Bank effective December 1, 2011. Prior to the merger of equals creating BBCN, she was promoted to Executive Vice President and Chief Operations Officer of Center Bank in January 2011, after having joined Center in 2007 as Senior Vice President and Chief Operations Officer. Ms. Goo has more than 27 years of experience in banking operations, including Senior Vice President and Chief Operations Officer of Hanmi Bank, where she oversaw all branch operations functions. Ms. Goo was also instrumental in the merger process during Hanmi’s acquisition of Pacific Union Bank in 2004, where she had been previously employed since 1990. Ms. Goo began her banking career in 1987 as a teller with Glendale Federal Savings and Loan Association. She earned a B.A. degree in Communications from Ewha Women’s University in Seoul, Korea.

Daniel H. Kim, 48. Mr. Kim joined BBCN Bancorp as Executive Vice President and Chief Planning Officer effective November 25, 2013. Prior to joining BBCN Bancorp, he was the Executive Vice President, Chief Financial Officer and Corporate Secretary of the former Saehan Bancorp, Inc. and Saehan Bank. Having joined Saehan in September 2003, Mr. Kim directly supervised and provided oversight of numerous departments within the organization, including accounting/investment, central operations administration, human resources, IT, compliance and BSA requirements. From May 1997 to August 2003, Mr. Kim served as First Vice President and Manager of the accounting, corporate planning and investment departments of the former Pacific Union Bank, during which time he successfully consummated that bank’s initial public offering. Mr. Kim began his banking career in June 1991 at the former Center Bank, where he last served as Assistant Vice President and Accounting/Investment Officer. Mr. Kim earned a B.A. degree in economics/business from the University of California, Los Angeles.

David W. Kim, 49. Mr. Kim was appointed Executive Vice President, Chief Administrative Officer and General Counsel of BBCN Bank effective April 1, 2014 and brings more than 20 years of experience in the banking industry. Prior to BBCN, Mr. Kim joined United Central Bank in 2011 as part of a turnaround team, where he served as Executive Vice President, Chief Operating Officer and General Counsel. From 2010 to 2011, Mr. Kim was Executive Vice President and Chief Credit Officer of Commonwealth Business Bank. Prior to that, he was Senior Vice President, Chief Operating Officer and General Counsel of Wilshire State Bank from 2005 to 2010. Mr. Kim began his career in the Korean-American banking industry in 1995 at Hanmi Bank, where he served as Senior Vice President, Chief Administrative Officer and General Counsel. Previously, Mr. Kim was with Chase Bank in New York and the International Monetary Fund in Washington, D.C. Mr. Kim received a B.S. degree in economics and public policy from Indiana University and a J.D. degree from George Washington University Law School.

Jason K. Kim, 48. Mr. Kim was appointed Executive Vice President and Chief Lending Officer of BBCN Bank effective December 1, 2011. Prior to the merger of equals creating BBCN, he served as Chief Credit Officer of Center Bank since April 2007 and was promoted to Executive Vice President in December 2010. A 23-year veteran of the Bank, Mr. Kim served as Senior Vice President and Manager of Center Bank’s SBA Department from 1991 to 2007. Under his tenure, Center Bank’s SBA Department was recognized for having maintained the highest asset quality among more than 800 lenders across the nation, leading to the Company’s receipt of the “Lender of the Year Award” by the U.S. Small Business Administration in 2006. Mr. Kim graduated from the University of California, Los Angeles with a B.A. degree in economics.

Mark H. Lee, 52. Mr. Lee has served as Executive Vice President and Chief Credit Officer of BBCN Bank since May 2009. Previously, Mr. Lee was Senior Vice President and Deputy Chief Credit Officer at East West Bank from May 2007 to April 2009, and prior to that he was the Manager of the Commercial Business Credit department. Prior to his work at East West Bank, Mr. Lee served in various lending and credit capacities starting in 1990, at California Bank and Trust, Center Bank and Sanwa Bank California. Mr. Lee earned his B.S. degree in biochemistry from Pacific Union College and his M.B.A. degree in corporate finance from the Marshall School of Business, University of Southern California.

Brian E. Van Dyk, 52. Mr. Van Dyk was appointed Executive Vice President and Chief Information Officer of BBCN Bank effective December 1, 2011 and has more than 30 years of experience in the information technology sector. Previously, Mr. Van Dyk worked as an integration, IT conversion and vendor management consultant for RLR Management Consulting, Inc. from February 2006 to November 2011, and as President of the Premier Division of Aurum Technology Inc (and Fidelity Information Systems) from December 1999 to October 2005. Prior to his work at Aurum Technology, Mr. Van Dyk served in various software development and management positions with Electronic Data Systems from 1984 to 1999. Mr. Van Dyk earned his B.S. degree in business finance from Montana State University.

Johann Minkyun You, 50. Mr. You was appointed Executive Vice President and Chief Risk Officer of BBCN Bank effective March 3, 2014, and is responsible for all areas of risk, compliance and BSA management. Previously, Mr. You was employed by HSBC USA where he served in roles of increasing responsibility from June 2011 through January 2014. Most recently, he was Senior Vice President and Head of Enterprise Compliance Risk, responsible for compliance risk strategy, risk assessment, risk reporting, compliance risk systems and compliance issue management. From June 2006 to June 2011, Mr. You was Director and Head Consultant at IMAG Consulting Services LLC, where he spearheaded numerous operational, regulatory and risk-based projects for large global financial institutions. Mr. You earned a B.S. degree in accounting from the University of Binghamton and is a Certified Anti-Money Laundering Specialist.

Who are the Named Executive Officers?
The Named Executive Officers, whom we also refer to as NEOs, are (i) each person who served as our Chief Executive Officer for any period of time during 2014; (ii) each person who served as our Chief Financial Officer for any period of time during 2014; and (iii) each of the other three most highly compensated executive officers employed by us as of December 31, 2014, whose total compensation for services rendered to us in all capacities during 2014 exceeded $100,000, and any former executive officer who would have been so included on the basis of his 2014 compensation if he had remained an employee at year end. For 2014, the NEOs are Kevin S. Kim, Douglas J. Goddard, Kyu S. Kim, Cha Y. Park and Johann Minkyun You, as well as our former Bank President and Chief Executive Officer Soo B. Min.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The success of our Company has substantially depended, and will continue to depend, on our ability to attract and retain talented employees, including the Named Executive Officers identified in the Summary Compensation Table, whose compensation is the subject of this Compensation Discussion and Analysis, or CD&A. Overall, our executive compensation is used to attract and retain key executive officers and to reward exceptional job performance by such executive officers.

Compensation Philosophy and Objectives

We believe that the most effective executive compensation programs are those that align the interests of our executive officers with those of our stockholders. A properly structured compensation program will reinforce and support the development of a strong performance-oriented culture within the Company to achieve specific short and long-term strategic objectives while taking into consideration potential risk implications, such as not encouraging imprudent risk-taking that threatens the long-term value of the Company. Although we believe that a significant percentage of executive compensation should be based on the principles of pay for performance, we also recognize that we must have the ability to attract and retain highly talented executive officers by offering competitive base salaries. An important objective of the Company and its Compensation Committee is to ensure that the compensation programs for our employees at the Executive Vice President level and above are competitive with those at our peer group companies.

In 2012, the Company completed an internal analysis of our pay standards for our CEO, CFO and COO, with a peer group made up of U.S. public commercial banks with total assets within plus or minus 30% of the Bank’s total assets, with a deposit to asset ratio of greater than 50%, brokered deposits to deposit ratio of less than 33%, CRE loans to total loans ratio of greater than 33% and total assets of the parent corporation of less than 150% of BBCN Bancorp. The peer group consisted of: Park National Bank, Citizens Business Bank, First Financial Bank NA, Boston Private Bank and Trust Company, First Commonwealth Bank, Santa Barbara Bank & Trust NA, BancFirst, Pacific Western Bank, WestAmerica Bank, Rockland Trust Company, Columbia State Bank, Pinnacle National Bank, Cole Taylor Bank, 1st Source Bank, TowneBank, Centennial Bank, Union First Market Bank and Bank of the Ozarks. The internal analysis found that in performance the Company ranked above the 75th percentile, but in pay for the CEO, CFO and COO the Company ranked at the 25% percentile. There were no changes to the peer group from 2013 to 2014. The Compensation Committee is currently in the process of engaging an executive compensation consultant to conduct a comprehensive analysis to ensure its programs remain competitive with peer group companies in light of the Company’s growth in the last few years.

The Company’s executive compensation programs are designed to provide:

▪	levels of base salary that are competitive with companies in our peer group;

▪
annual cash incentive bonuses under the Company’s Performance Incentive Plan (also referred to as “PIP”) that are tied to our financial results, achievement of our yearly strategic goals and achievement of individual performance objectives; and

▪
long-term incentive equity awards, including equity-based awards under the 2007 Equity Incentive Plan (also referred to as the “2007 Plan”) and the 2006 Center Stock Incentive Plan (also referred to as the “2006 Plan”), and long-term incentive cash awards under the Company’s Long Term Incentive Plan (also referred to as “LTIP”) that are designed to encourage executive officers to focus their efforts on building stockholder value by meeting longer-term financial and strategic goals.

The Compensation Committee attempts to strike a balance among these elements, each of which is discussed in greater detail below, in designing and administering the Company’s executive compensation programs. With respect to performance-based compensation, the Compensation Committee believes that executive compensation should be closely tied to the financial and operational performance of the Company, individual performance and the level of responsibility of the officer, as well as risk management. The Compensation Committee believes that the equity-based portion of our management compensation should include meaningful features that encourage key employees to remain in the employment of the Company. In making compensation decisions, the Compensation Committee considers such factors as fairness to employees, retention of talented executive officers and fostering improvement in the Company’s performance, which will ultimately benefit the Company’s stockholders.

In 2014, our stockholders approved the compensation paid to our NEOs by 95.96% of the total number of shares represented and voting at the annual meeting. Given this affirmation by our stockholders, the Compensation Committee continued applying its current philosophy in making executive compensation decisions throughout the year.

Following the departure of our former Bank President and Chief Executive Officer effective January 15, 2014, our board of directors formed a Search Committee, comprised of our Compensation Committee Chair Scott Yoon-Suk Whang, Nomination and Governance Committee Chair Peter Y.S. Kim and our former Board Risk and Compliance Committee Chair Steven D. Broidy. The Search Committee was assigned the special task of conducting an executive search on behalf of the board to recruit a new Bank Chief Executive Officer. The Search Committee engaged an executive search firm to assist with the search and prioritized the need to find an executive capable of stabilizing and building a strong management team to lead the Bank and the Company to longer term growth objectives and establish a new and improved culture for the Bank and the Company. Upon the recommendation of the Special Committee and in collaboration with the Compensation Committee, our board of directors appointed Kevin S. Kim as President and Chief Executive Officer of both the Bank and the Company on April 21, 2014 and entered into an Amended and Restated Employment Agreement (the “Agreement”), dated as of July 11, 2014, which replaced Mr. Kim’s existing employment agreement entered into with the Company on May 31, 2013.

The following summary presents the material terms of the Agreement and is qualified in its entirety by reference to the Form 8-K previously furnished to the SEC on July 11, 2014.

Term. Under the terms of the Agreement, Mr. Kim will be employed as the Chief Executive Officer and President of the Company and the Bank for an initial term of five years, commencing as of April 11, 2014 (the “Commencement Date”), which term is subject to annual twelve-month extensions. The Agreement specifies that Mr. Kim’s employment is to be “at will,” meaning that either he or the Company may terminate his employment on 90 days notice given at any time and with or without any specified reason. The Agreement provides for certain payments to Mr. Kim, described below, upon termination of his employment.

Non-equity Compensation. Mr. Kim will receive an annual base salary at an initial rate of $650,000 per year, which may be adjusted at the discretion of the Company’s board of directors based on annual reviews required by the Agreement. The Agreement also provides for annual discretionary cash bonuses based on the reasonable determination of the Company’s board of directors regarding Mr. Kim’s performance of his responsibilities in accordance with specified performance criteria. Such bonuses may range between 50% and 125% of his annual base salary with the target bonus amount at 75%, depending on the board of directors’ reasonable determination of the degree to which he has achieved the specified performance criteria. In addition, Mr. Kim will be entitled to an automobile allowance of $1,450 a month, reimbursement of the cost of monthly membership fees and dues at a specified social club and a specified country club, perquisites and benefit plans available to other executive employees of the Company, and reimbursement of reasonable business-related expenses.

Equity Compensation. Pursuant to the Agreement, Mr. Kim will receive a grant of 30,000 shares of common stock that will not be transferable by Mr. Kim until vested, commonly referred to as “restricted stock,” and nonqualified stock options to purchase 200,000 shares of common stock of the Company, each of which grants will vest in five equal installments commencing on the first anniversary of the Commencement Date. Both of such grants will be subject to the terms and conditions of the 2007 Plan. The Agreement also confirms that the previous grant by the Company of 20,000 Performance Units to Mr. Kim on March 6, 2013 under the 2007 Plan remains in effect. Pursuant to the Agreement, the Company has also undertaken to adopt and implement the 2008 Long-Term Incentive Plan (“LTIP”) for Mr. Kim, the material terms of which are discussed on page 30 of this Proxy Statement.

Termination Clauses. The Agreement provides that upon termination of Mr. Kim’s employment for any reason he will be entitled to receive, to the extent not previously paid, all salary earned or accrued through the date of termination, all annual bonuses earned for calendar years completed prior to the date of termination, reimbursement for reasonable and necessary business expenses incurred by him through the date of termination and any other payments and benefits to which he is entitled under applicable compensation arrangements or benefit plans, such as accrued vacation pay, but not including any severance payment provided for in the Company’s severance policies applicable to its salaried employees generally. In addition, if Mr. Kim’s employment has not been terminated by the Company for cause or by Mr. Kim for good reason, as defined in the Agreement, Mr. Kim may, in the discretion of the Company’s board of directors, be paid an amount equal to a pro rata portion of his annual bonus for the portion of the year completed up to the effective date of his termination, using for this purpose the amount of the annual bonus earned by him in the preceding year. The foregoing amounts are collectively referred to in the Agreement as the (“Accrued Benefits”).

If Mr. Kim’s employment is terminated by the Company without cause or by Mr. Kim with good reason before a change in control of the Company, he will be entitled to receive, in addition to the Accrued Benefits, severance pay equal to 150% of his annual base salary. In addition, all unvested awards granted to Mr. Kim pursuant to the 2007 Plan will vest, subject to certain limitations. If Mr. Kim’s termination of employment under the foregoing circumstances occurs within one year after a change in control of the

Company, he will be entitled to receive, as his exclusive remedy in respect of such termination, the Accrued Benefits, a severance payment in an amount equal to 250% of his then current annual base salary, automatic vesting of all unvested awards granted or issued to him under the 2007 Plan.

The amounts payable to Mr. Kim upon termination of employment will be subject to certain limitations intended to result in such payments not being subject to the penalties imposed on “parachute payments” or on certain nonqualified deferred compensation pursuant to the Internal Revenue Code. In addition, Mr. Kim’s entitlement to such amounts will be subject to the requirement that he execute a release of all claims against the Company, the Bank and certain related persons arising out of or relating to his employment, the Agreement, his compensation, the circumstances of his termination and other specified matters.

Clawback Features. The Agreement provides that the Company may, subject to the discretion and approval of the boards of directors of the Company and the Bank, as applicable, and to the extent permitted by governing law, require the reimbursement (with interest) or cancellation of any bonus or other incentive compensation, including stock-based compensation, awarded to Mr. Kim if all of the following factors are present: (a) the award was predicated upon achievement of financial results that were subsequently the subject of a material restatement, (b) the board of directors of the Company or the Bank, as applicable, determines that Mr. Kim has engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (c) a lower award would have been made to Mr. Kim based upon the restated financial results. The Agreement further provides that in no event shall the total compensation paid upon departure of Mr. Kim from the Company be in an amount that exceeds the level of compensation that applicable bank regulatory authorities consider to constitute safe and sound at the time of such payment, taking into account applicable laws, regulations and regulatory guidance.

Roles and Responsibilities of the Human Resources and Compensation Committee

The Human Resources and Compensation Committee of the board of directors has strategic and oversight responsibility for the compensation and benefits programs of the Company. The Compensation Committee reviews the compensation recommendations made by the Chief Executive Officer for employees at the Executive Vice President level and above and any other Chief Officers who are not Executive Vice Presidents (the Chief Internal Auditor is a Senior Vice President) to determine whether the compensation paid to such employees is reasonable and competitive and whether such compensation serves the interests of the Company’s stockholders. The Chief Risk Officer reports directly to the Board Risk and Compliance Committee (also referred to as “BRCC”) and the Chief Internal Auditor reports directly to the Audit Committee. The Chairs of the BRCC and Audit Committee provide input on compensation decisions for the Chief Risk Officer and Chief Internal Auditor, respectively, in conjunction with the Compensation Committee.

The Compensation Committee is also responsible for establishing, implementing, and monitoring the compensation structure, policies, and programs of the Company subject to the overall authority of the board of directors, including assessment of the risk profile of each compensation policy and practice, and for assessing and recommending to the board for approval of the total compensation paid to the Chief Executive Officer and Executive Vice Presidents of the Company. The Compensation Committee periodically reviews the pay practices of companies in our peer group to determine the appropriate compensation mix and levels for our executive officers. It is the policy of the Company to only engage compensation consultants who are independent, and only provide services related to the form and amount of executive and director compensation.

The Compensation Committee meets at least four times a year and also holds special meetings and telephonic meetings to discuss extraordinary items, such as the hiring or dismissal of employees at the Executive Vice President level or above. For fiscal year 2014, the Compensation Committee met a total of nine times, including regularly scheduled Compensation Committee meetings, special meetings and telephonic meetings. The Chair of the Compensation Committee regularly reports to the board of directors on the Compensation Committee’s actions and recommendations. The Compensation Committee has authority to retain outside counsel, compensation consultants and other advisors to assist as needed. A copy of the Compensation Committee’s charter may be found in the Corporate Governance section of our website at www.BBCNbank.com.

Elements of Compensation

Total direct compensation is mainly comprised of a base salary, annual cash incentive bonus and long-term equity or cash incentive awards, as discussed in more detail below. Each year, the Compensation Committee determines the target level of total annual cash compensation (salary and non-equity incentive compensation) for each Named Executive Officer. To determine the appropriate mix among these elements, the Compensation Committee evaluates from time to time the pay practices of comparable banking institutions identified by the Company.

The following describes in greater detail the objectives and policies underlying the elements of our compensation structure and the methodology we use for establishing the amount of each element for our Named Executive Officers.

Base Salary

The base salary is the fixed component of the total direct compensation of our executive officers, including the NEOs. We believe that our employees should be paid a base salary that is competitive with the salaries paid by comparable banking institutions based on each employee’s experience, performance and geographic location. The Compensation Committee considers a wide variety of factors in determining compensation levels, including the individual executive officer’s performance, the Company’s performance, the business or corporate function for which the executive is responsible, the nature and importance of the executive officer’s position and role within the Company, the scope of the executive officer’s responsibility or internal relationships and the current compensation package in place for the executive officer, including the executive officer’s current annual base salary and potential bonus incentive awards under the Company’s Performance Incentive Plan (also referred to as “PIP”).

Annual Cash Incentive Bonus

We believe performance-based incentive compensation programs, with incentive criteria primarily tied to the Bank’s performance, aligns the interest of our executive officers with those of our stockholders.

The annual cash incentive award for our Chief Executive Officer is determined by the Compensation Committee in collaboration with the Lead Independent Director and approved by the board of directors, following a formal evaluation. The determination of the annual cash incentive award is based on the achievement of strategic plan goals and performance against the budget, along with specific individual goals as defined by the Compensation Committee.

Following is a summary of the individual goals assigned to our Chief Executive Officer for 2014, along with the respective weighting of each goal:

▪	meet or exceed the budgeted return on average asset goal of 1.30% (one-sixth);

▪	meet or exceed the budgeted return on average equity goal of 10.20% (one-sixth);

▪	stabilize the management and retain key officers, including our executive officers (one-sixth);

▪	improve employee morale (one-sixth); and

▪	achieve the 2014 strategic initiatives (one-third).

Kevin S. Kim exceeded 100% of his individual goals based on the board’s assessment of the Chief Executive Officer’s performance and the Company’s overall financial results for 2014. Pursuant to his employment agreement, our board of directors may provide for an annual cash incentive bonus ranging between 50% and 125% of our Chief Executive Officer’s annual base salary, with the targeted bonus amount at 75%. Given the overall financial performance of the Company,the achievement of strategic initiatives and individual goals, and our Chief Executive Officer’s success in stabilizing and building an executive management team equipped to lead the Company toward its longer term growth objectives, our Compensation Committee recommended and our board of directors approved an annual cash incentive award of 85% of our Chief Executive Officer’s annual base salary for 2014.

Annual cash incentive bonuses for all other senior employees with a title of First Vice President and above, including NEOs, are paid under the Company’s Performance Incentive Plan. Senior officers must have been employed by the Company for a minimum of six months as of the year-end to be eligible for the PIP bonus for that year. The PIP was developed to recognize and reward senior officers, who help enhance stockholder value, profitability and customer satisfaction and help meet the strategic goals of the Company. The program also measures performance against agreed-upon goals in determining an incentive award. The PIP is administered by the Chief Executive Officer and approved by the Compensation Committee.

The PIP defines Bank performance goals and individual goals and establishes incentive award ranges for each level of management. For 2014, the goals for our Senior Executive Vice Presidents were based 80% on the achievement of the Bank performance goals and 20% on individual goals. The goals for our Executive Vice Presidents were based 75% on the achievement of the Bank performance goals and 25% on individual goals.

Following is a summary of the Bank performance goals assigned to all PIP participants for 2014, with each having an equal contribution to the overall weighting of the corporate goals:

▪	complete the reorganization of delivery channels by retail and commercial;

▪	meet or exceed the budgeted loan growth goal of 7% and deposit growth goal of 8% ;

▪	meet or exceed the budgeted profitability measures of 1.30% return on average assets and 10.20% return on average equity;

▪	achieve the 2014 strategic initiatives; and

▪	complete a satisfactory regulatory examination.

The Bank met 80% of the Bank performance goals relating to the reorganization of delivery channels, met 100% of the goals relating to loan and deposit goals, met 100% of the goals relating to budgeted profitability measures, 95% of the goals relating to the 2014 strategic initiatives and 99% of the goals relating to a satisfactory regulatory examination.

Following is a summary of the individual goals of each of the NEOs, other than our Chief Executive Officer, and the respective weighting to their total performance goals:

▪
Kyu S. Kim: 1) participate and collaborate in reorganizing the delivery channels (5%); 2) meet assigned financial budget goals, including loans, deposits and profitability (5%); 3) meet new key customers, strategic market growth and new product development goals (5%); and 4) develop and retain next generation of leaders (5%). Ms. Kim met 83% of her individual goals.

▪
Cha Y. Park: 1) participate and collaborate in reorganizing the delivery channels (5%); 2) meet assigned financial budget goals, including loans, deposits and profitability (5%); 3) meet new key customers, strategic market growth and new product development goals (5%); and 4) develop and retain next generation of leaders (5%). Ms. Cha met 81% of her individual goals.

▪
Douglas J. Goddard: 1) achieve assigned strategic initiatives (5%); 2) consistently and efficiently perform high quality work combining knowledge, technical expertise, ability and effort to achieve outstanding results and output for the responsible areas (5%); 3) obtain satisfactory ratings for applicable internal audits, regulatory examination, compliance and code of ethics related subjects, and implementation of initiatives to improve any findings (5%); 4) develop next generation of leaders (5%); and 5) participate and collaborate in reorganizing the delivery channels (5%). Mr. Goddard met 85% of his individual goals.

▪
Johann Minkyun You: 1) achieve assigned strategic initiatives (5%); 2) consistently and efficiently perform high quality work combining knowledge, technical expertise, ability and effort to achieve outstanding results and output for the responsible areas (5%); 3) obtain satisfactory ratings for applicable internal audits, regulatory examination, compliance and code of ethics related subjects, and implementation of initiatives to improve any findings (5%); 4) develop next generation of leaders (5%); and 5) participate and collaborate in reorganizing the delivery channels (5%). Mr. You met 88% of his individual goals.

The determination of how incentive payments are allocated and paid to each NEO is recommended by the Chief Executive Officer to the Compensation Committee and reviewed and approved by the board of directors. For Senior Executive Vice President level officers, the guidance for the PIP award as a percentage of the base salary was a minimum threshold of 40%, target of 50% and maximum of 60%. For Executive Vice President level officers, the guidance for the PIP award as a percentage of the base salary was a minimum threshold of 30%, target of 40% and maximum of 50%. The Chief Executive Officer determines each NEO’s PIP award amount after the completion of PIP and individual performance evaluations. The allocation of each year’s PIP accrual, to be paid in the following year, is determined by the relative performance and contribution to the financial results of the Company by each NEO and achievement of individual performance goals under each NEO’s PIP.

In December 2014, all employees were paid a holiday bonus. All employees at levels below First Vice President were paid an individual holiday bonus equivalent to 80% of their monthly salary. Employees at levels First Vice President and above were paid a flat amount of $500. All part-time employees were paid a flat $300. For employees hired in 2014, a pro-ration was calculated based on weeks worked in 2014.

Long-Term Equity Incentive Awards

Long-term incentive equity awards are an additional component of the Company’s total compensation package for retaining and motivating executive officers. The Compensation Committee believes that equity-based compensation, including stock options and performance units, ensures that the Company’s officers have a personal stake in the long-term success of the Company without encouraging such officers to take inappropriate or unnecessary risks. During the Company’s history, long-term incentive equity awards have been granted from time to time to help retain officers and secure their ongoing commitment to the Company. These long-term incentive awards have been granted under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (also referred to as the “2000 Plan”), which was subsequently replaced by the Nara Bancorp, Inc. 2007 Equity Incentive Plan, and renamed as the BBCN Bancorp, Inc. 2007 Equity Incentive Plan (also referred to as the “2007 Plan”) and the 2006 Center Stock Incentive Plan (also referred to as the “2006 Plan”). The Company will continue to review best practices periodically and reevaluate the frequency of grants in light of practices by peer group companies in a manner that is consistent with the compensation philosophy of the Company and stockholders’ interests.

The Company has granted long-term equity incentive awards under the 2000 Plan and the 2007 Plan. Under the 2000 Plan, the Company granted options to purchase the Company’s common stock and restricted units, which typically vested over a three-year or five-year period in equal installments on the anniversary dates of the grant and were granted with a ten-year term. The options have an exercise price equal to the fair market value of the Company’s common stock on the date of the grant. With the adoption of the 2007 Plan, the 2000 Plan was terminated, except with respect to outstanding awards.

Options and performance units granted under the 2007 Plan typically vest over a three-year or five-year period in equal installments on the anniversary date of the grant. Options are granted with a ten-year term and have an exercise price equal to the fair market value of the Company’s common stock on the date of the grant. Performance unit grants will result in the issuance of the Company’s common stock upon vesting and achievement of specified performance criteria.

The Company assumed the outstanding stock option awards that had been made under the 2006 Center Stock Incentive Plan (also referred to as the“2006 Plan”). Options issued under the 2006 Plan typically vest over a three-year or five-year period in equal installments on the anniversary date of the grant. Options are granted with a ten-year term and have an exercise price equal to the fair market value of the Company’s common stock on the date of the grant.

On February 10, 2012, the executive officers of the Company, including Douglas J. Goddard and Kyu S. Kim, were granted performance units worth approximately 45% of their base salary in 2011 in conjunction with the completed merger of equals by and between the two predecessor companies. The performance units vested 50% on the two-year anniversary at February 10, 2014 and 25% on the three-year anniversary at February 10, 2015. The remaining 25% will vest on the fourth anniversary of the grant date, subject to attainment of satisfactory individual performance reviews in each year of the vesting period.

On March 6, 2013, Kevin S. Kim was granted 20,000 performance units in conjunction with his appointment as President and Chief Executive Officer of BBCN Bancorp. The performance units vest in thirds on each of the first three anniversaries of the grant date, subject to attainment of satisfactory individual performance reviews in each year of the vesting period.

On June 26, 2013, Kyu S. Kim was granted 4,000 performance units. The performance units vest 20% on each of the first five anniversaries of the grant date, subject to attainment of satisfactory individual performance reviews in each year of the vesting period.

On January 22, 2014, Cha Y. Park was granted 20,000 performance units in conjunction with Ms. Park’s joining the Company as a new employee. The performance units vest 25% on each of the first four anniversaries of the grate date, subject to attainment of satisfactory individual performance reviews in each year of the vesting period.

On April 11, 2014, Kevin S. Kim was granted 30,000 restricted units in conjunction with his appointment as President and Chief Executive Officer of BBCN Bank, in addition to his current responsibilities as Chairman, President and Chief Executive Officer of the Company. The restricted units vest 20% on each of the first five anniversaries of the grate date, subject to the attainment of satisfactory individual performance reviews in each year of the vesting period.

On June 27, 2014, the terms of Mr. Kim’s employment agreement were finalized through which he was granted 200,000 stock options with a strike price of $15.88 under the 2007 Plan. The stock options vest and become exercisable 20% on each of the first five anniversaries.

Long-Term Cash Incentive Plan

The Company has a Long Term Incentive Plan (also referred to as “LTIP”), which is intended to incentivize executive officers to remain employed by the Bank for the long term and to provide a vehicle for executive officers to build a retirement fund beyond the Company’s 401(k) plan. We believe that stability of our executive management team is a key component to the Company’s future success and growth.

The LTIP requires the satisfaction of certain performance criteria by each participant each year in order for the executive officer to receive full credit for his or her potential yearly contribution. Performance criteria are determined in advance by the board of directors each year. Since 2008, the performance criteria have been that the Company must meet at least 80% of its return on assets and return on equity targets to be eligible for any contribution to an executive officer’s LTIP account.

Since 2011, the Company met its performance criterion each year, and contributions were made to the LTIP accounts of qualified participants. Currently, Kevin S. Kim and Kyu S. Kim are the only participants in the LTIP.

Kyu S. Kim became an LTIP participant in 2008. According to the terms of her individual LTIP agreement, Kyu S. Kim is entitled to have contributions up to $30,000 per year, for a ten-year period beginning in 2008, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when she reaches 65 years of age. The agreement has a five-year vesting cliff of up to 50% of her total potential contribution amount plus accrued interest in her deferred compensation account, with an additional 10% vesting of the total potential contributions plus accrued interest in each of years six through ten. The agreement provides for accelerated vesting of her deferred compensation account upon the occurrence of a “double trigger,” which is both a change in control of the Company and a separation from service for good cause within 12 months of the change in control event. Company contributions to date to Kyu S. Kim’s LTIP account include $30,000 each for 2011, 2012, 2013 and 2014.

Kevin S. Kim became an LTIP participant in 2014. According to the terms of his individual LTIP agreement, Kevin S. Kim is entitled to have contributions up to $50,000 per year, for a ten-year period beginning in 2014, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when he reaches 65 years of age. The agreement has a five-year vesting cliff of up to 50% of his total potential contribution amount plus accrued interest in his deferred compensation account, with an additional 10% vesting of the total potential contributions plus accrued interest in each of years six through ten. Mr. Kim’s LTIP agreement provides for accelerated vesting of his deferred compensation account upon the occurrence of a “double trigger,” which is both a change in control of the Company and a separation from service for good cause within 12 months of the change in control event. Company contributions to date to Kevin S. Kim’s LTIP account include $50,000 credited in 2015 for his services in 2014.

Alvin D. Kang, our former President and Chief Executive Officer who departed the Company and Bank on January 31, 2013, became a participant in the LTIP in 2008. Company contributions to his account, which accrues interest at an annual rate of 6.25%, included $40,000 in 2011 and 2012. All requirements of his LTIP agreement have been satisfied, and distributions under the LTIP commenced in April 2013.

As previously discussed above in the Compensation Philosophy and Objectives section on page 23, the Compensation Committee is currently in the process of engaging an executive compensation consultant to conduct a comprehensive analysis to ensure its programs remain competitive with peer group companies, which analysis is expected to include a review of the Company’s LTIP and expand executive officer participation.

Perquisites

The Company believes it is important to give customary perquisites to its NEOs, which assist them in performing their responsibilities within the Company. Please see the footnotes to the Summary Compensation Table for further information.

Broad-Based Employee Benefit Programs

The NEOs are entitled to participate in the benefits programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, paid vacation and the Company contributions to the 401(k) Plan, if any.

Compensation Committee Interlocks and Insider Participation

The members of our Human Resources and Compensation Committee are Messrs. Scott Yoon-Suk Whang (Chair), C.K. (Chuck) Hong, Sang Hoon Kim, Peter Y.S. Kim, David P. Malone and Dale S. Zuehls, all of whom satisfy the NASDAQ Stock Market listing requirements and relevant Internal Revenue Service and SEC regulations on director independence. None of the members of the Compensation Committee have ever been an officer or employee of the Company or any of its subsidiaries. In addition, none of our directors or executive officers have served as a director of an entity for which a member of the Compensation Committee is an executive officer.

Human Resources and Compensation Committee Report

The following report does not constitute soliciting material and should not be deemed incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we may specifically incorporate the information contained in this report by reference thereto.

The Human Resources and Compensation Committee (“Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this document with management and based on its review and discussions, has recommended to the board of directors that the CD&A be included in the Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted by the members of the Compensation Committee of the board of directors:

SCOTT YOON-SUK WHANG (Chair)
C.K. (CHUCK) HONG
SANG HOON KIM
PETER Y.S. KIM
DAVID P. MALONE
DALE S. ZUEHLS

EXECUTIVE COMPENSATION TABLES

I. 2014 Summary Compensation Table

The Summary Compensation Table and related narratives present the compensation paid to or earned by our Named Executive Officers for the three years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Options Awards ($)(4)	Non-Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Nonqualified Deferred Comp Earnings ($)	All Other Compen-sation ($)(6)	Total ($)
Kevin S. Kim Chairman, President & Chief Executive Officer	2014 2013	589,231 360,000	908 1,665	470,400 263,600	252,770 —	552,500 224,000	— —	46,119 97,945	1,911,928 947,210
Douglas J. Goddard Executive Vice President & Chief Financial Officer	2014 2013 2012	288,414 273,416 248,846	910 1,665 2,240	— — 111,564	— — —	94,000 100,000 77,500	— — —	25,545 25,050 24,243	408,919 400,131 464,393
Kyu S. Kim Senior Executive Vice President & Chief Operating Officer	2014 2013 2012	305,442 250,938 218,654	827 36,582 2,348	— 56,599 96,069	— — —	113,000 110,000 45,000	992 741 0	25,709 27,852 24,920	445,970 482,712 386,991
Cha Y. Park Senior Executive Vice President & Chief Retail Banking Officer	2014	305,308	200,911	329,000	—	105,000	—	24,937	965,156
Johann Minkyun You Executive Vice President & Chief Risk Officer	2014	226,154	100,908	—	—	82,000	—	11,146	420,208
Soo B. Min Former President & Chief Executive Officer, BBCN Bank	2014 2013	26,654 248,769	— 1,665	— 196,480	— —	— —	— —	664,658 11,243	691,312 458,157
__________

(1)	The amounts reported in the Salary column reflect the actual amount paid in each year.

(2)
Each current NEO received holiday bonuses made up of gift cards aggregating approximately $910 in the fourth quarter of 2014, approximately $1,665 in the fourth quarter of 2013 and $2,240 in the fourth quarter of 2012. During 2014, Cha Y. Park and Johann Minkyun You received bonuses respectively in conjunction with their joining the management team of the Bank of $100,000 each. Cha Y. Park received an additional $100,000 bonus to partially compensate for lost benefits as a result of her departure from her former employer. During 2013, Kyu S. Kim received a spot bonus of $35,000.

(3)
The amounts reported in the Stock Awards column represent the aggregate grant date fair value for performance units in each respective year. Kevin S. Kim was granted 30,000 restricted stock units on April 11, 2014 under the 2007 Plan, in conjunction with his appointment as Chief Executive Officer of both the Company and Bank, which vest 20% each on the anniversary of the first five years. The closing price of the Company’s stock on April 11, 2014 was $15.68. Kevin S. Kim was granted 20,000 performance units on March 6, 2013, under the 2007 Plan, in conjunction with his appointment as Chief Executive Officer of the Company, which vest equally in thirds after each year of the first three years. The closing price of the Company’s stock on March 6, 2013 was $13.18. Kyu S. Kim was granted 4,000 performance units on June 26, 2013 under the 2007 Plan, which vest 20% each on the anniversary of the first five years. The closing price of the Company’s stock on June 26, 2013 was $13.75. Kyu S. Kim was granted 98 restricted stock units as part of a service anniversary award on December 6, 2013, on which date the closing price of the Company’s stock was $16.32. Cha Y. Park was granted 20,000 performance units on January 22, 2014 under the 2007 Plan, in conjunction with her joining the Bank, which vest 25% each on the anniversary of the first four years. The closing price of the Company’s stock on January 22, 2014 was $16.45. Kyu S. Kim and Douglas J. Goddard were granted 9,300 and 10,800 performance units, respectively, on February 10, 2012 under the 2007 Plan, in conjunction with the completed merger of equals by and between the two predecessor companies, and these performance units vest 50% after the first two years and 25% after each of the third and fourth years. The closing price of Company stock on February 10, 2012 was $10.33. Pursuant to SEC regulations regarding the valuation of equity awards, amounts in the “Stock Awards” column represent the applicable full grant date fair values of stock awards in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. See Note 11 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 for information regarding assumptions underlying valuation of equity awards.

(4)
The amounts reported in the Options Awards column represent the aggregate grant date fair value for stock options granted in each respective year. Kevin S. Kim was granted 200,000 stock options with a strike price of $15.88 on June 27, 2014 under the 2007 Plan, which vest and become exercisable 20% each on the anniversary of the first five years. The closing price of the Company's stock on June 27, 2014 was $15.88. Note that the amounts reported in this column represent the applicable grant date fair values of stock options in accordance with FASB ASC Topic 718, which do not necessarily correspond to the actual economic value that will be received by the NEO from the options. See Note 11 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 for information regarding assumptions underlying valuation of equity awards.

(5)
Amounts shown are for services rendered during the year indicated, but were typically paid in the subsequent year. The amounts shown represent performance-based bonuses and Company contribution credits to deferred compensation accounts under the Company’s Long Term Incentive Plan, both of which are more fully described in the CD&A.

(6)
All other compensation includes perquisites, matching contributions to the Company’s 401(k) Plan and auto allowance. Effective January 1, 2012, the Company made a matching contribution equal to 100% of the first 3% of employee’s bi-weekly paycheck amount and 75% of the next 2% of an employee’s bi-weekly paycheck amount. For Kevin S. Kim, all other compensation also included initiation fees and monthly membership fees at a social club and a country club, aggregating $16,824 in 2014 and $73,440 in 2013. All other compensation also includes the estimated value of the Bank Owned Life Insurance benefit of $645 for Kevin S. Kim, $495 for Douglas J. Goddard and $659 for Kyu S. Kim based on IRS life insurance valuations.

II. 2014 Grants of Plan-Based Awards Table

The following table presents information concerning performance units granted to NEOs during the fiscal year ended December 31, 2014.

		Stock Awards	Options Awards
	Grant Date	Number of Shares of Stock or Units (#)(1)	Number of Securities Underlying Options (#)	Exercise Price ($/sh)	Closing Price on Option Grant Date ($/sh)	Grant Date Fair Value ($)(2)
Kevin S. Kim Chairman, President & Chief Executive Officer	4/11/2014 6/27/2014	30,000	200,000	$15.88	$15.68	470,400
Cha Y. Park Senior Executive Vice President & Chief Retail Banking Officer	1/22/2014	20,000	—	—	—	329,000
__________

(1)
Performance units and restricted stock units were granted pursuant to the 2007 Plan. Kevin S. Kim was granted 30,000 restricted stock units on April 11, 2014, which vest 20% each on the anniversary of the first five years. Cha Y. Park was granted 20,000 performance units on January 22, 2014, which vest 25% each on the anniversary of the first four years.

(2)
The closing price of the Company’s stock was $16.45 on January 22, 2014 and $15.68 on April 11, 2014. Pursuant to SEC regulations regarding the valuation of equity awards, amounts in “stock awards” and “option awards” columns represent the applicable full grant date fair values of stock awards in accordance with FASB ASC Topic 718, excluding the effect of forfeitures.

III. 2014 Nonqualified Deferred Compensation Table

The following table presents information concerning deferred compensation during the fiscal year ended December 31, 2014. Kevin S. Kim and Kyu S. Kim currently are the only NEOs employed with the Company and participating in the Company’s Long Term Cash Incentive Plan. A full narrative description of the deferred compensation plan for executives may be found in the CD&A.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(1)
Kevin S. Kim Chairman, President & Chief Executive Officer	—	50,000	—	—	50,000
Kyu S. Kim Senior Executive Vice President & Chief Operating Officer	—	30,000	8,496	—	140,578
__________

(1)
The earnings on the employee deferred compensation plans are calculated based on the total amount of interest accrued on account balances during 2014. The Summary Compensation Table includes only the above-market portion of those interest amounts in 2014, which amounted to $992 for Kyu S. Kim.

IV. 2014 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information concerning the value of all unexercised options and unvested stock awards previously awarded to the Named Executive Officers as of December 31, 2014. This includes options and unvested performance units and restricted stock units granted under the 2007 Plan.

		Option Awards(1)(2)				Stock Awards
Name	Option/Stock Award Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Kevin S. Kim Chairman, President & Chief Executive Officer	3/6/2013					13,334	191,743
	4/11/2014					30,000	431,400
	6/27/2014		200,000	15.88	6/27/2024
Douglas J. Goddard Executive Vice President & Chief Financial Officer	2/10/2012					10,800	155,304
Kyu S. Kim Senior Executive Vice President & Chief Operating Officer	2/10/2012					9,300	133,734
	6/26/2013					3,200	46,016
Cha Y. Park Senior Executive Vice President & Chief Retail Banking Officer	1/22/2014					20,000	287,600
__________

(1)
Terms of outstanding stock options are for a period of ten years from the date the option is granted. Options may be exercised during a period not to exceed three months following the termination of an optionee’s continuous service to the Company for any reason other than disability or death. If an optionee becomes disabled or dies during his service to the Company, the optionee’s option may be exercised up to twelve months following the date of termination of employment. Kevin S. Kim was granted 200,000 stock options with a strike price of $15.88 on June 27, 2014 under the 2007 Plan, which vest and become exercisable 20% each on the anniversary of the first five years. The closing price of the Company’s stock on June 27, 2014 was $15.88.

(2)	The exercise price per share for an incentive stock option must be at least equal to the fair market value of the common stock at the date of grant. The exercise price may be paid in cash or stock.

(3)
Performance units and restricted stock unitswere granted pursuant to the 2007 Plan. Kevin S. Kim was granted 20,000 performance units on March 6, 2013, which vest equally in thirds after each year of the first three years. Kevin S. Kim was granted 30,000 restricted stock units on April 11, 2014, which vest 20% each on the anniversary of the first five years. Douglas J. Goddard was granted 10,800 performance units on February 10, 2012, which vest 50% after the first two years and 25% after each of the third and fourth years. Kyu S. Kim was granted 9,300 performance units on February 10, 2012, which vest 50% after the first two years and 25% after each of the third and fourth years. Kyu S. Kim was granted 4,000 performance units on June 26, 2013, which vest 20% each on the anniversary of the first five years. Cha Y. Park was granted 20,000 performance units on January 22, 2014, which vest 25% each on the anniversary of the first four year.

(4)	Value based on $14.38, the closing price per share of our common stock on December 31, 2014.

V. 2014 Option Exercises and Stock Vested Table

The following table presents information concerning the number of shares acquired and the value realized during 2014 upon the exercise of stock options and the vesting of performance units previously granted to each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin S. Kim Chairman, President & Chief Executive Officer	—	—	6,666(2)	116,388
Douglas J. Goddard Executive Vice President & Chief Financial Officer	—	—	5,400(3)	80,784
Kyu S. Kim Senior Executive Vice President & Chief Operating Officer	—	—	5,450(4)	82,284
__________

(1)	Values were determined by multiplying the number of shares or units, as applicable, that vested by the closing market price of our common stock on the vesting date.

(2)
Kevin S. Kim was granted 20,000 performance units on March 6, 2013, which vest equally in thirds after each year of the first three years. Of these performance units, 6,666 vested on March 6, 2014, on which date the closing market price of our common stock was $17.46.

(3)
Douglas J. Goddard was granted 10,800 performance units on February 10, 2012, which vest 50% after the first two years and 25% after each of the third and fourth years. Of these performance units, 10,800 vested on February 10, 2014, on which date the closing market price of our common stock was $14.96.

(4)
Kyu S. Kim was granted 9,300 performance units on February 10, 2012, which vest 50% after the first two years and 25% after each of the third and fourth years. Of these performance units, 4,650 vested on February 10, 2014, on which date the closing market price of our common stock was $14.96. Kyu S. Kim was granted 4,000 performance units on June 26, 2013, which vest 20% each on the anniversary of the first five years. Of these performance units, 800 vested on June 26, 2014, on which date the closing market price of our common stock was $15.90.

VI. Potential Payments Upon Termination of Employment or Change in Control

The following table presents the estimated payments and benefits that each Named Executive Officer would have been entitled to if they were terminated on December 31, 2014. Unless otherwise indicated, all amounts are payable in lump sums.

Name	Cash Severance Arrangements/Compensation ($)(1)	Acceleration of Unvested Options and Stock Awards ($)(2)	Total Termination Benefits ($)
Kevin S. Kim Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— 975,000(3) — 1,625,000(3) 300,000 —	— 623,143 — 623,143 623,143 623,143	— 1,598,143 — 2,248,143 923,143 623,143
Douglas J. Goddard Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— — — — 300,000 —	— — — 77,652 377,652 77,652	— — — 77,652 377,652 77,652
Kyu S. Kim Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— — — 70,289(4) 300,000 —	— — — 112,883 112,883 112,883	— — — 183,766 112,883 112,883
Cha Y. Park Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— — — — 300,000 —	— — — 287,600 287,600 287,600	— — — 287,600 587,600 287,600
__________

(1)	All full time employees of the Company and the Bank are entitled to death benefits of 1.5 times their annual base salary, up to a maximum of $300,000.

(2)
The 2007 Plan allows for vesting of all performance units upon a change in control, death or the finding of permanent disability. This calculation assumes that each NEO’s performance units were paid out in stock at the closing price on December 31, 2014, of $14.38 per share.

(3)
Pursuant to the terms of Kevin S. Kim's employment agreement, which is described in more detail beginning on page 24 of this Proxy Statement, Mr. Kim would have been entitled to 150% of his annual base salary for involuntary termination, other than for cause, and 250% of his annual base salary upon a change in control occurring on December 31, 2014.

(4)
Kyu S. Kim is a participant in the Long Term Incentive Plan (“LTIP”). The LTIP allows for payment of a portion of the accrued benefits upon a change of control. Ms. Kim would have been entitled to 50% of her accrued benefits upon a change of control occurring on December 31, 2014, payable in accordance with the terms of her Long Term Incentive Plan. In addition, the LTIP allows for payment of 100% of the accrued benefit upon the death of a participant.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

I. Beneficial Ownership of Directors and Executive Officers

The following presents information concerning the beneficial ownership of our common stock as of the Record Date for (i) each of our directors, (ii) each of our executive officers, and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)	Options/SARs exercisable within 60 days (#)(2)	Total Beneficial Ownership (#)	Percent of Class(3)
Directors
Kiho Choi	—	—	—	n/a
Jinho Doo	—	—	—	n/a
C.K. (Chuck) Hong	—	—	—	n/a
Jin Chul Jhung(4)	209,193	23,415	232,608	0.29%
Kevin S. Kim	498,350	40,000	538,350	0.68%
Peter Y.S. Kim(5)	889,473	23,415	912,888	1.15%
Sang Hoon Kim(6)	851,712	23,415	875,127	1.10%
Chung Hyun Lee	233,119	23,415	256,534	0.32%
William J. Lewis	—	—	—	n/a
David P. Malone	—	—	—	n/a
Gary E. Peterson	—	—	—	n/a
Scott Yoon-Suk Whang(7)	59,602	—	59,602	0.07%
Dale S. Zuehls	—	—	—	n/a
Executive Officers
Kyu S. Kim	7,873	—	7,873	0.01%
Cha Y. Park	5,000	—	5,000	0.01%
Douglas J. Goddard	8,100	—	8,100	0.01%
Sook K. Goo	10,693	23,415	34,108	0.04%
Daniel H. Kim	1,000	—	1,000	0.00%
David W. Kim	1,000	—	1,000	0.00%
Jason K. Kim	70,729	23,415	94,144	0.12%
Mark H. Lee	14,143	—	14,143	0.02%
Brian E. Van Dyk	4,496	—	4,496	0.01%
Johann Minkyun You	—	—	—	n/a
All Directors and Executive Officers as a Group (23 Individuals)			3,044,973	3.83%
__________

(1)
Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated or if stock is held as separate property) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person’s spouse) is the sole beneficiary and has pass-through voting rights and investment power.

(2)
As of December 31, 2014, each of the following directors and executive officers had 23,415 vested, exercisable stock options outstanding under the 2006 Plan: Jin Chul Jhung, Peter Y.S. Kim, Sang Hoon Kim, Chung Hyun Lee, Sook K. Goo and Jason K. Kim.

(3)	This percentage is based on the total number of shares of the Company’s common stock outstanding as of the Record Date, April 2, 2015, which was 79,542,321.

(4)	Ownership includes 189,193 shares gifted to an irrevocable trust with his spouse as sole trustee to which Mr. Jhung retains the sole voting and investment power.

(5)	Ownership includes 390,000 shares gifted to his children to which Mr. Kim retains the sole voting and investment power.

(6)
Ownership includes 211,842 shares held by a trust of which Mr. Kim is a trustee, and 5,317 shares held by other relatives of Mr. Kim, as to all of which shares Mr. Kim has shared voting and investment power pursuant to agreements with the record owners of the shares. Also includes 214,266 shares held by Mr. Kim’s wife as separate property, all of which are pledged and as to which shares Mr. Kim has shared voting and investment power.

(7)	Ownership includes 19,933 shares owned by revocable trust and 6,000 shares gifted to his grandchildren, which Mr. Whang retains the sole voting and investment power.

II. Beneficial Owners of More Than 5% of Our Stock
The following table presents information known to the Company pursuant to SEC filings as of the Record Date concerning the beneficial owners of more than five percent of the outstanding shares of the Company’s common stock.
Beneficial Owners of More than Five Percent

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
FMR LLC 245 Summer Street, Boston, MA 02110	7,146,810(3)	8.99%
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	7,013,878(3)	8.82%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	5,057,628(4)	6.36%

(1)
We have relied on the filings with the SEC on Schedule 13G of each of the listed stockholders in determining how many shares each stockholder owns. The public filings on Schedule 13G, including any amendments thereto, by these stockholders reflect ownership information as of December 31, 2014.

(2)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2015, FMR has sole power to vote 813,356 shares; and sole power to dispose or to direct the disposition of 7,146,810 shares.

(3)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on January 22, 2015, BlackRock, Inc. has sole power to vote or direct the vote of 6,826,945 shares; and sole power to dispose of or direct the disposition of 7,013,878 shares.

(4)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on February, 10, 2015, The Vanguard Group has sole power to vote or direct the vote of 115,709 shares; sole power to dispose or to direct the disposition of 4,947,619 shares; and shared power to dispose of or to direct the disposition of 110,009 shares.

ADDITIONAL INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our executive officers and directors, and persons who own more than 10% of the Company’s common stock, are required to file reports of ownership and changes in ownership with the SEC. The SEC requires executive officers, directors and greater than 10% beneficial owners to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of these reports and of certifications furnished to us, we believe that during the fiscal year ended December 31, 2014, all executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.
Policies and Procedures for Approving Related Party Transactions
We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be reviewed by the Nomination and Governance Committee and ultimately reviewed and approved by the Company’s board of directors. As required under its charter, the Nomination and Governance Committee is responsible for reviewing each director’s independence (according to the NASDAQ Stock Market, IRS and the SEC standards) and for making recommendations to the full board based on its findings.
Our Code of Ethics and Business Conduct for employees requires employees who may have a potential or apparent conflict of interest to notify their supervisor or the Ethics Officer. Our Director Code of Ethics and Business Conduct requires directors to notify the chair of the Nomination and Governance Committee. A potential conflict is considered to exist whenever an individual has an outside interest-direct or indirect-which could conflict with the individual’s duty to the Company or adversely affect the individual’s judgment in the discharge of his or her responsibilities at the Company. Prior to consideration of a related party transaction, our board of directors requires full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. The board then determines whether the terms and conditions of the transaction are more or less favorable to the Company than those offered by unrelated third parties. Once the board determines that the terms and conditions are substantially similar to those offered by unrelated parties, the transaction may be permitted if it is approved by a majority of the independent directors entitled to vote on the matter with the interested director abstaining.

All of the transactions reported below were approved by our board of directors in accordance with these policies and procedures, and we believe that the terms of these transactions were not less favorable to us as those we could have obtained from unrelated third parties. The employee and director Code of Ethics and Business Conduct can be found in the Corporate Governance section of our website at www.BBCNbank.com.
To identify related party transactions, each year we require our directors and executive officers to complete director and officer questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest. In addition, director independence is discussed on a regular basis at the Nomination and Governance Committee, and the Bank tracks all deposit accounts on a daily basis and loan accounts on a quarterly basis. Directors and executive officers are required to notify the Legal Department of any updates to the information supplied in the questionnaire occurring after the date of its completion.
There are no existing or proposed material transactions between the Company or the Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.
Transactions Considered
Some of the directors and officers of the Company and/or the Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, the Bank in the ordinary course of our business and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made in the ordinary course of business; on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to persons not related to the Bank; and do not involve more than a normal risk of collectability or present other unfavorable features.

Proposal 3:
Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the board of directors has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2015 and has further directed that the selection of KPMG be submitted for ratification by the stockholders at the Annual Meeting.

Board Recommendation:
Vote FOR ratification of KPMG

Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

EXECUTIVE SUMMARY

The Audit Committee reports to the board of directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and our audit process.

Pursuant to its charter, the Audit Committee has the following responsibilities:

•	Review the quarterly and audited annual financial statements;

•	Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor; and

•	Review and approve the general scope of the annual audit and the fees charged by the independent auditor.

The Audit Committee of the board of directors has selected KPMG as our independent registered public accounting firm for the year ending December 31, 2015. The Company anticipates that a representative of KPMG will be present at the Annual Meeting and will be available to respond to your appropriate questions and make such statements as the representative may desire.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, we are submitting the selection of KPMG to the stockholders for ratification to obtain our stockholders views. If the stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of the board of directors determines that such a change would be in our best interests and the best interests of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The policy requires advance approval of all services before the independent auditor is engaged to provide such services. The advance approval of services may be delegated to the Chair of the Audit Committee who has authority to approve up to $25,000 of services, which must be ratified at the next scheduled Audit Committee meeting.

FEES PAID TO KPMG

Aggregate fees for professional services rendered by KPMG for the Company with respect to the years ended December 31, 2013 and 2014 were:

	2013	2014
Audit fees	$800,000	$750,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$800,000	$750,000

The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2013 and 2014. Audit fees include the fees for the audit of the consolidated financial statements and internal control over financial reporting and review of our quarterly consolidated financial statements included in our quarterly Form 10-Q filings for 2013 and 2014. KPMG’s 2013 audit fees also reflect the completion of two acquisitions completed during the year.

No audit-related fees, tax fees or other fees were incurred in 2013 and 2014.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference.

In performing its functions, the Audit Committee in 2014 met and held discussions with management at the Company and the Bank and with KPMG, the independent auditors for the Company and the Bank. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:

•	Reviewed and discussed the financial statements with management and the independent auditors;

•	Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 16; and

•
Received the written disclosures and the letter from the independent auditor required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed any relationships that may impact the objectivity and independence of KPMG, and satisfied itself as to KPMG’s independence.

Based on these discussions and reviews, the Company’s Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on form 10-K for the year ended December 31, 2014, for filing with the SEC.

Respectfully submitted by the Audit Committee:

DALE S. ZUEHLS (Chair)
KIHO CHOI
JINHO DOO
C.K. (CHUCK) HONG
DAVID P. MALONE
GARY E. PETERSON

Date of Audit Committee Report: March 25, 2015

Proposal 4:
Re-Approval of the Amended and Restated BBCN Bancorp, Inc. 2007 Equity Incentive Plan

Re-Approval of the Material Terms of the Amended and Restated BBCN Bancorp, Inc. 2007 Equity Incentive Plan for Payment of Performance-Based Compensation for Purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Board Recommendation:
Vote FOR the Re-Approval of 2007 Equity Incentive Plan

Proposal 4 — Re-Approval of the Material Term of the Amended and Restated BBCN Bancorp, Inc. 2007 Equity Incentive Plan for Payment of Performance-Based Compensation for Purposes of Section 162(m) of the Internal Revenue Code

EXECUTIVE SUMMARY

The BBCN Bancorp, Inc. 2007 Equity Incentive Plan (also referred to as the “2007 Plan”) was originally adopted on March 1, 2007 as the Nara Bancorp, Inc. Equity Incentive Plan, as later amended on July 25, 2007, and was amended and restated as of December 1, 2011 to coincide with the merger of equals with Center Financial Corporation and the first day as BBCN Bancorp, Inc. The Company is seeking re-approval of the material terms of the Amended and Restated BBCN Bancorp, Inc. 2007 Equity Incentive Plan, effective December 1, 2011, for payment of performance-based compensation in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended. This proposal does not seek any amendment of the existing provisions of, or performance goals contained within, the 2007 Equity Plan. Rather, this proposal is being presented to stockholders solely to address the periodic approval requirements of Section 162(m) described below.

Our stockholders are being asked to re-approve the material terms of the 2007 Equity Plan that relate to the payment of performance-based awards. The purpose of asking stockholders to re-approve these material terms under the 2007 Equity Plan is to allow certain performance-based awards granted under the 2007 Equity Plan to qualify as tax-deductible performance-based compensation under Section 162(m).

Section 162(m) places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to a “covered employee,” which for purposes of Section 162(m), means any person who as of the last day of the fiscal year is our chief executive officer or one of our other three highest compensated executive officers (other than the chief financial officer) as determined under SEC rules. Subject to the conditions set forth under Section 162(m), qualified performance-based compensation is excluded from this limitation. One of the conditions to qualify for such exclusion is the receipt of stockholder approval every five years of the material terms of performance-based awards in the 2007 Equity Plan because the Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. Our stockholders previously approved the 2007 Equity Plan and its material terms at the annual meeting of the Nara Bancorp, Inc. stockholders in 2007. Because more than five years have elapsed since such approval, we are asking stockholders to re-approve, at the 2015 Annual Meeting, the material terms of performance-based awards under the 2007 Equity Plan.

For purposes of Section 162(m), the material terms of performance-based compensation include (i) the persons eligible to receive awards, (ii) a description of the business criteria on which performance goals are based, and (iii) the maximum award that can be paid to any person as performance-based compensation. Each of these aspects of the 2007 Equity Plan is discussed below.

The 2007 Plan is consistent with the Company’s emphasis on performance-based compensation and its current compensation philosophy, as more fully described in the Compensation Discussion and Analysis section of this Proxy Statement. The following summary presents the material terms of the 2007 Plan and is qualified in its entirety by reference to the complete document, a copy of which is attached to this Proxy Statement as Appendix A.

Summary of the 2007 Equity Incentive Plan

Purpose. The 2007 Plan is intended to attract, motivate and retain employees and independent directors of the Company and encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s stockholders.

Administration. The 2007 Plan is administered by the board of directors and, in its discretion, may delegate all or any part of its authority and powers thereunder to two or more non-employee directors. The board has delegated administration of certain aspects of the 2007 Plan to a committee consisting solely of persons who are, at the time of their appointment, “non-employee directors” under Rule 16b-3(b)(3)(i) under the Exchange Act, and, to the extent that relief is sought under Section 162(m), “outside directors” under the rules under Section 162(m). References below to the committee include reference to the board for any periods in which the board is administering the 2007 Plan.

Subject to the provisions of the 2007 Plan, the board of directors has complete control over the administration of the 2007 Plan and has the sole authority to:

•	determine which employees and directors shall be granted awards and the terms and conditions of such awards;

•	interpret the 2007 Plan and adopt rules for the administration and application of the 2007;

•	interpret, amend or revoke any such rules; and

•	appoint one or more committees to administer certain aspect of the 2007 Plan, as expressly provided by the board of directors.

Eligibility. Company employees, non-employee directors, consultants, independent contractors and other providers of significant services are eligible to receive awards under the 2007 Plan. The committee determines which individuals are to be granted awards from among those who are eligible. As of April 30, 2015, we had approximately 959 employees and 12 non-employee directors, who were eligible to receive awards under the 2007 Plan. The limited number of individuals other than employees and directors potentially eligible to participate in the 2007 Plan is not currently determinable. Awards available under the 2007 Plan include grants of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance shares and performance units. Eligibility for any particular award is determined by the committee and, in the case of certain awards such as incentive stock options, may be limited by the Internal Revenue Code.

Performance Criteria. The committee may provide that the grant or vesting of awards under the 2007 Plan be made subject to the achievement of performance goals during a performance period (not exceeding 10 years) set by the committee in accordance with the 2007 Plan. In establishing the applicable performance goals for awards intended to be performance-based for purposes of Section 162(m), the committee is authorized to choose from the following business criteria, either on a business unit or Company-specific basis or in comparison with peer group performance:

revenue	revenue growth	total assets
growth of total assets	return on net assets	return on assets
return on equity	return on capital	economic value added
total shareholder return	net income	net income growth
pre-tax income	operating profit margin	net income margin
market share	capacity utilization	increase in customer accounts
cash flow	book value	earnings per share
stock price earnings ratio

The committee establishes the targeted level or levels of performance for each such business criterion. The committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a performance based award, but may not exercise discretion to increase such amount. The committee may consider other performance criteria in exercising such discretion to reduce an award payout.

Maximum Aggregate and Individual Award. Under the 2007 Plan, a maximum aggregate total of 1,300,000 shares is available for issuance and may be granted in the form of stock options, stock appreciation rights, restricted stock or performance shares and performance units, as determined from time to time by the board of directors in its discretion. As of March 31, 2015, 347,726 shares remain available for grant under the 2007 Plan.

No participant may be granted an award in any fiscal year where the underlying shares of such award represents more than the lesser of (i) one percent of the Company’s total number of shares outstanding immediately prior to the grant, or (ii) 200,000 shares.

Each of the above limits is subject to adjustment for certain changes in the Company’s capitalization resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company. If an award expires or is forfeited or canceled or is exercised without delivery of shares of Company common stock, the shares not issued under that award will again become available for grant under the 2007 Plan.

Amendment. The board may at any time amend or revise the terms of the 2007 Plan, except that no amendment will be effective without stockholder approval if such approval is required by the terms of the 2007 Plan, or applicable stock market rules or securities, tax or other applicable laws. No amendment, suspension or termination of the 2007 Plan may alter or impair the terms of any then outstanding award without the consent of the affected grantee.

Plan Benefits. The amounts and types of awards that may be granted under the 2007 Plan in the future are not determinable, as the Compensation Committee will make these determinations in its discretion in accordance with the terms of the 2007 Plan. The Company expects that future awards under the 2007 Plan will be granted in a manner substantially consistent with the historical grant of awards under the plan. All compensation awarded in 2014 under the 2007 Plan to the Named Executive Officers is disclosed under the “2014 Summary Compensation Table.” For information regarding the size and structure of these awards in the past, please see the disclosures in this Proxy Statement under “2014 Grants of Plan-Based Awards” and “2014 Outstanding Equity Awards at Fiscal Year-End Table.”

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RE-APPROVAL OF THE MATERIAL TERMS OF THE 2007 EQUITY INCENTIVE PLAN FOR PAYMENT OF PERFORMANCE-BASED COMPENSATION FOR PURPOSES OF SECTIO 162(m) OF THE INTERNAL REVENUE CODE.

Proposal 5:
Approval of Executive Annual Incentive Plan

The 2015 Executive Annual Incentive Plan is designed to promote the success of the Company by providing participants with incentive compensation that qualifies as “performance-based compensation” within the meaning of and is subject to tax deduction by the Company for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations, ruling or advisory opinions promulgated thereunder. Under Section 162(m), performance-based compensation in excess of $1 million is not subject to tax deduction by the Company unless the performance plan is approved by stockholders and re-approved every five years.

Board Recommendation:
Vote FOR approval of Executive Annual Incentive Plan

Proposal 5 — Approval of Executive Annual Incentive Plan

EXECUTIVE SUMMARY

The 2015 Executive Annual Incentive Plan (“Executive Incentive Plan”) was and is adopted in response to provisions of Section 162(m) of the Code, which has the effect of generally eliminating a federal income tax deduction for annual compensation in excess of $1,000,000 paid by the Company to the executive officers required to be named in the Summary Compensation Table unless that compensation is paid on account of the attainment of one or more “performance-based” goals. One requirement for compensation to be performance-based is that the compensation is paid or distributed pursuant to a plan that has been approved by the stockholders.
The following summary presents the material terms of the Executive Incentive Plan and is qualified in its entirety by reference to the complete document, a copy of which is attached to this Proxy Statement as Appendix B.

Summary of the Executive Incentive Plan

Purpose. The 2015 Executive Annual Incentive Plan is designed to promote the success of the Company by providing participants with incentive compensation that qualifies as “performance-based compensation” within the meaning of and is subject to tax deduction by the Company for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations, ruling or advisory opinions promulgated thereunder.

Administration. The Executive Incentive Plan is administered by the Compensation Committee of the Board of Directors, each member of which is an “outside director” for the purposes of Section 162(m). Subject to the provisions of the Executive Incentive Plan, the Compensation Committee has complete control over the administration of the Plan and has the sole authority to:

•	Establish and administer the business criteria and performance targets, under which an annual award may be determined;

•	Determine participants of the Executive Incentive Plan;

•	Determine the time or times at which and the form and manner in which annual awards will be paid;

•	Construe and interpret the Executive Incentive Plan;

•	Adopt rules and regulations governing the administration of the Executive Incentive Plan;

•	Exercise other duties and powers conferred on the Compensation Committee by the Executive Incentive Plan.

Participants. Participants of the Executive Incentive Plan may include any employee who holds one or more of the following corporates titles or management committee designations, including the president and/or chief executive officer, executive vice president and any other senior officers of the Company approved by the Human Resources and Compensation Committee (“Compensation Committee”) of the board of directors of the Company and Bank. As of April 23, 2015, Kevin S. Kim, our Chairman, President and Chief Executive Officer, was the only employee designated by the Compensation Committee as a participant of the Executive Incentive Plan.

Maximum Individual Annual Award. Notwithstanding any other provisions thereof, the Executive Incentive Plan limits the annual award payable to an Executive for any one performance year to a maximum of $1,500,000.

Provision for Annual Award. Each Participant may receive an annual award if performance targets, relative to applicable business criteria, are attained in a given performance period. The applicable performance period, performance targets and business criteria shall be determined by the Compensation Committee consistent with the terms of the Executive Incentive Plan and Section 162(m). Notwithstanding the fact that the performance targets have been attained, the Compensation Committee may provision an annual award of less than the amount determined by a pre-established formula or standard , or may provision no annual award at all, unless the Compensation Committee expressly provides otherwise by written contract or other written commitment. Annual awards under the Executive Incentive Plan will be paid in cash.

Business Criteria. Business criteria may mean any one or any combination of the following objectively determinable criteria: total revenue, deposit growth, average demand deposits, earnings, earnings growth, earnings per share, operating expenses, stock price, cash flow, operating cash flow, efficiency ratio, fee income, non-interest income, non-interest income growth, investment services earnings, investment services revenue, wealth management earnings, wealth management revenue, loan growth, average total loans, loan charge offs, income or profits, trust assets, trust fees, delinquencies or delinquent loans, nonperforming assets to assets or nonperforming assets to total loans ratios, return on assets, return on equity, total deposits, total loans, assets under management, trust earnings, trust growth, trust revenue and regulatory achievements.

Business criteria utilized may differ from participant to participant and from annual award to annual award. Any business criteria, or any combination thereof, may be used to measure the performance of the Company as a whole or any business unit or other subdivision of the Company, as the Compensation Committee deems appropriate. Business criteria may be (i) measured in absolute terms, (ii) measured in relative terms (including, but not limited to compared to prior periods of the Company or compared to another company or companies or to a published or special index that the Committee deems appropriate), (iii) measured against the performance of the Company as a whole or a segment of the Company, (iv) measured on a gross or net basis, and/or (v) measured on a pre-tax or post-tax basis.

Selection of Performance Targets. The specific performance targets with respect to the business criteria must be established by the Compensation Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the performance targets remains substantially uncertain within the meaning of Section 162(m). The Compensation Committee, in its discretion, within the time prescribed by Section 162(m), may adjust or modify the calculation of performance targets for a performance period in order to prevent the dilution or enlargement of the rights of participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. At the time the performance targets are selected, the Compensation Committee shall provide, in terms of an objective formula or standard for each participant, and for any person who may become a participant after the performance targets are set, the method of computing the specific amount that will represent the maximum amount of annual award payable to the participant if the performance targets are attained, subject to other provisions of the Executive Incentive Plan. The objective formula or standard shall preclude the use of discretion to increase the amount of any annual award earned.

Committee Discretion to Determine Annual Awards. The Compensation Committee has the sole discretion to determine the standard or formula pursuant to which each participant’s annual award shall be determined, whether all or any portion of the amount so determined will be paid, and the specific amount (if any) to be paid to each participant, subject in all cases to the terms, conditions, and limits of the Executive Incentive Plan and of any other written commitment authorized by the Compensation Committee. The Committee has the sole discretion to reduce an executive’s annual award. Neither the establishment of the Executive Incentive Plan nor the provision for or payment of any amounts thereunder nor any action of the Company, the Board, or the Compensation Committee in respect of the Executive Incentive Plan shall be held or construed to confer upon any person any legal right to receive, or any interest in, any annual award or any other benefit under the Executive Incentive Plan, or any legal right to be continued in the employ of the Company.

Vesting or Termination. Except as otherwise set forth in the Executive Incentive Plan, in the event of participant’s termination of employment with the Company during a performance period or thereafter prior to payment of an annual award relating thereto, each annual award shall be vested or shall terminate on such terms and conditions as the Compensation Committee shall establish with respect to the annual award.

If a participant’s employment with the Company is terminated for cause or if a participant engages in misconduct defined as cause either before voluntary termination of employment or after termination of employment, then any annual award for such participant shall terminate immediately upon the Company giving notice to the participant either of participant’s termination of employment for cause or that the participant has engaged in misconduct defined as cause.

Transferability. Except as expressly provided by the Compensation Committee, no benefit payable under the Executive Incentive Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any participant or former Participant.

Compliance with Executive Compensation Clawback Laws. Pursuant to the Sarbanes-Oxley Act, every publicly-traded company is required to recover incentive compensation from the company’s chief executive officer and chief financial officer in excess of what they would have been paid during the one-year period preceding a financial restatement resulting from misconduct. Notwithstanding anything contained herein to the contrary, the Annual Awards of the Company’s chief executive officer and chief financial officer shall be subject to recoupment under the Sarbanes-Oxley Act. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), every publicly-traded company will be required to adopt a policy whereby, in the event of a restatement, the company will recover from current and former executives any incentive-based compensation, for the three years preceding the restatement, that would not have been awarded under the restated financial statements. Notwithstanding anything contained herein to the contrary, when this provision of the Dodd-Frank Act becomes effective, the Annual Awards of all executive officers of the Company shall be subject to the executive compensation recoupment policy to be adopted by the Committee.

Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Executive Incentive Plan and annual awards made thereunder satisfy and be interpreted in a manner, that, in the case of participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Executive Incentive Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Executive Incentive Plan, the provisions may at any time be bifurcated by the board or the Committee in any manner so that certain provisions of the Plan or any Annual Award intended (or required in order) to satisfy the applicable requirements of Section 162(m) are applicable only to persons whose compensation is subject to Section 162(m) and only to Annual Awards intended to qualify as performance-based compensation for purposes of Section 162(m).

Amendments and Termination. The board of directors or the Compensation Committee may from time to time amend, suspend, or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Executive Incentive Plan. Notwithstanding the foregoing, no amendment shall be effective without Board and/or shareholder approval if such approval is necessary to comply with the applicable provisions of Section 162(m).

Federal Tax Aspects

The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company for performance bonuses granted under the Executive Incentive Plan. Tax consequences for any particular individual may be different.

Tax Effect for Executives. A recipient of a performance bonus will be subject to ordinary income tax on the amount received at the time the performance bonus is paid.

Tax Effect for the Company. The Company generally will receive a tax deduction for any ordinary income recognized by an executive from a performance bonus. Special rules limit the deductibility of compensation paid to the Company’s principal executive officer and its three most highly compensated officers (other than its principal executive officer and principal financial officer). Under Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1,000,000. However, the Company may preserve the deductibility of performance-based compensation paid to the executives in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include specifically defining the basis upon which the total performance-based compensation is measured and upon shareholder approval of such basis. The Compensation Committee may grant awards under the Executive Incentive Plan that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), provided that the Company’s shareholders approve the Executive Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2015 EXECUTIVE ANNUAL INCENTIVE PLAN.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC pursuant to the Exchange Act, without exhibits, is included with this Proxy Statement. In addition, our Form 10-K is available on the Company’s website, www.BBCNbank.com, and the SEC maintains a website, http://www.sec.gov, which contains information we file with them, including the Form 10-K and the exhibits. If you would also like a copy of the exhibits, please write to: BBCN Bancorp, Inc., ATTN: Investor Relations, 3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA 90010 or telephone Ms. Angie Yang at (213) 251-2219, or by email angie.yang@bbcnbank.com.

The SEC has adopted rules that permit companies, brokers and other intermediaries to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our Proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker and direct your written request to BBCN Bancorp, Inc., Attention: Investor Relations, 3731 Wilshire Blvd., Suite 1000, Los Angeles, CA 90010 or telephone Ms. Angie Yang at (213) 251-2219. We will undertake to furnish any stockholder so requesting a separate copy of these Proxy materials. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

The board of directors knows of no other matters that will be brought before the Annual Meeting, but if such matters are properly presented at the meeting, proxies solicited hereby will be voted in accordance with the direction of the board of directors, or, if no direction is given, in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting in accordance with the terms of such proxies.

BBCN BANCORP, INC. BY THE ORDER OF THE BOARD OF DIRECTORS

Kevin S. Kim Chairman, President & Chief Executive Officer

Los Angeles, California
May 1, 2015

Appendix

Appendix A

AMENDED AND RESTATED BBCN BANCORP, INC.
2007 EQUITY INCENTIVE PLAN
(Effective December 1, 2011)
BBCN Bancorp, Inc. hereby adopts in its entirety the BBCN Bancorp, Inc. 2007 Equity Incentive (“Plan”), as of December 1, 2011 (“Plan Adoption Date”). The Plan was originally adopted on March 1, 2007, as the Nara Bancorp, Inc. 2007 Equity Incentive Plan, as later amended on July 25, 2007, the plan was amended and restated as of December 1, 2011 to coincide with the first day as BBCN Bancorp, Inc. Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.
SECTION 1
BACKGROUND AND PURPOSE

1.1    Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Performance Shares and Performance Units.

1.2    Purpose of the Plan. The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate, and (c) consultants who provide significant services to the Company or its Affiliates. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2    “Administrator” means the Board of Directors of the Company.

2.3    “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4    “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Restricted Stock, Performance Shares and Performance Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the NASDAQ, New York Stock Exchange, American Stock Exchange or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Shares and/or Performance Units.

2.6    “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8“Change in Control” means the occurrence of any of the following events:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c)    The consummation of a liquidation or dissolution of the Company;
(d)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(e)    Other events specified by the Board in the Participant’s Award Agreement.
2.9    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10    “Committee” means one or more Committees appointed by the Board with express and limited authority to administer certain aspects of the Plan. Upon appointment of a Committee, the Board shall specify the precise authority of the Committee with respect to the administration of the Plan.

2.11    “Company” means BBCN Bancorp, Inc., or any successor thereto.

2.12    “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.13    “Continuous Status” as an Employee or Consultant means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. “Continuous Status” shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is not so guaranteed, then on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

2.14    “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.15    “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Board in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Board from time to time.

2.16    “Employee” means any individual who is a common-law employee of the Company or of an Affiliate.

2.17    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.

2.18    “Fair Market Value” means, as of any date, provided the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock on the Grant Date of the Award. If no sales were reported on the Grant Date of the Award, the Fair Market Value of a share of Common Stock shall be the closing price for such stock as quoted on the NASDAQ (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day with reported sales prior to the date of determination.

2.19    “Fiscal Year” means a fiscal year of the Company.

2.20    “Grant Date” means the date the Board of Directors of the Company approves the Award or the first day if employment, whichever is later.

2.21    “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.22    “Independent Director” means a Nonemployee Director who is (i) a “nonemployee director” within the meaning of Section 16b-3 of the 1934 Act, (ii) “independent” as determined under the applicable rules of the NASDAQ, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.

2.23    “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Board in its discretion.

2.24    “Misconduct” shall include commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (d) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.25    “NASDAQ” means The NASDAQ Stock Market, Inc.

2.26    “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.27    “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.28    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.29    “Participant” means an Employee, Nonemployee Director or Consultant who has an outstanding Award.

2.30    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Board (in its discretion) or by a Board authorized Committee, to be applicable to a Participant with respect to an Award. As determined by the Board or Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement, including without limitation goals tied to Individual Objectives and/or the Company’s (or a business unit’s) return on assets, return on shareholders’ equity, efficiency ratio, earnings per share, net income, or other financial measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”), with or without adjustments determined by the Board. The foregoing definition shall not be deemed to be inclusive of all Performance Goals for purposes of this Plan. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.31    “Performance Shares” mean an Award granted to a Participant pursuant to Section 8 of the Plan that entitles the Participant to receive a prescribed number of Shares, or the equivalent value in cash, upon achievement of performance objectives associated with such Award. The Notice of Grant shall specify whether the Performance Shares will be settled in Shares or cash.

2.32    “Performance Units” mean an Award granted to Participant pursuant to Section 8 of the Plan that entitles the Participant to a cash payment equal to the value of a prescribed number of Shares upon achievement of performance objectives associated with such Award.

2.33    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Board or duly authorized Committee, in its discretion.

2.34    “Plan” means this BBCN Bancorp, Inc. 2007 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.35    “Restricted Stock” means an Award granted to a Participant pursuant to Section 7. An Award of Restricted Stock constitutes a transfer of ownership of Shares to a Participant from the Company subject to restrictions against transferability, assignment, and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement. Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested restricted stock reverts back to the Company.
2.36    “Rule 16b-3” means a person promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.37    “SEC” means the U.S. Securities and Exchange Commission.

2.38    “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.39    “Shares” means shares of common stock of the Company.

2.40    “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Section 6. Upon exercise, a SAR gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price are determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the notice of grant specifies that the SARs will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares [(($20-$10)*100)/$20].

2.41    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3
ADMINISTRATION

3.1    The Administrator. The Board of Directors of the Company shall be the Administrator of the Plan.

3.2    Authority of the Administrator. It shall be the duty of the Board to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Board shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to: (a) determining which Employees, Directors and Consultants shall be granted Awards and the terms and conditions of such Awards, (b) interpreting the Plan and adopting rules for the administration and application of the Plan as are consistent therewith, (c) the interpretation, amendment or revocation of any such rules, and (d) the authority to appoint one or more Committees to administer certain aspects of the Plan, as expressly provided by the Board.

3.3    Delegation by the Administrator. The Board, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to two or more Nonemployee Directors acting as a Committee to administer certain aspects of the Plan, as expressly provided by the Board; provided, however, that the Board may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.
All discretionary grants to Nonemployee Directors shall be administered by an independent committee of the Board made up of only Nonemployee Directors.

3.4    Decisions Binding. All determinations and decisions made by the Board and any delegate of the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1    Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares initially available for grant under the Plan shall be 1,070,000, plus the Shares available for grant under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the “2000 Plan”) (not to exceed 230,000), for a maximum total of 1,300,000 Shares available for issuance under the Plan. Upon stockholder approval of the Plan, no further Shares will be issued under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

4.2    Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled, or otherwise exercised without delivery of Shares (“Lapsed Awards”), such undelivered Shares shall become available for future Awards under the Plan. Lapsed Awards granted under the 2000 Plan shall immediately expire and no longer be available for issuance.

4.3    Adjustments in Awards and Authorized Shares. Except as provided under Section 4.3.1, subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the per Share exercise price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company;

provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Option.

4.3.1    Incentive Stock Options. Except as provided in Sections 4.3.2, any adjustment to the maximum aggregate number of Shares to be issued through the exercise of Incentive Stock Options must be approved by shareholders of the Company within 12 months before or after the date a resolution is adopted by the Board to adjust the maximum aggregate number of Shares to be issued through the exercise of Incentive Stock Options.

4.3.2    Increase to Reflect Outstanding Shares. Any adjustment described in Section 4.3 which merely reflects a change in the outstanding Shares, such as a stock dividend or stock split, will be effective without shareholder approval.

4.4    Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void.

4.5    Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5
STOCK OPTIONS

The provisions of this Section 5 are applicable to Options granted to Employees, Directors, Nonemployee Directors and Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.
5.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Board. The Board may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Board, in its discretion and subject to Sections 4.1, shall determine the number of Shares subject to each Option.

5.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Board, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3    Exercise Price. The Board shall determine the Exercise Price for each Option subject to the provisions of this Section

5.3.1    Nonqualified Stock Options. Unless otherwise specified in the Award Agreement, in the case of a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2    Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

(a)The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

(b)Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Nonemployee Directors or Consultants. In the event the Company fails to obtain shareholder approval of the Plan within twelve (12) months from the Plan Adoption Date, all Options granted under this Plan designated as Incentive Stock Options shall become Nonqualified Stock Options and shall be subject to the applicable provisions of this Section 5.

(c)To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d)In the event of a Participant’s change of status from Employee to Director or Consultant, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.
Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Board, in its discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price of no less than eighty-five percent (85%) of the Fair Market Value of the Shares on the Grant Date.

5.4    Expiration of Options

5.41    Expiration Dates. Unless otherwise specified in the Award Agreement, but in no event no later than ten (10) years from the Grant Date, each Option shall terminate no later than the first to occur of the following events:

(a)    Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;

(b)    Termination of Continuous Status as Employee, Nonemployee Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her/its Continuous Status as an Employee, Nonemployee Director or Consultant (other than termination for a reason described in subsections (c), (d), (e) or (f) below);

(c)    Misconduct. In the event a Participant’s Continuous Status as an Employee, Nonemployee Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Board or by a duly authorized Committee, all unexercised Options held by such Participant shall immediately expire upon Participant’s receipt of written notice from the Company to the Participant of such termination due to Misconduct; provided, however, that the Board may, in its sole discretion, within thirty (30) days of such termination, reinstate the Options by giving written notice of such reinstatement to Participant. The Board will be guided by the Company’s bylaws, human resource policies and business judgment rule and may seek the advice of inside and/or outside counsel to assist in their determination as to the reasonableness of the forfeiture and nature of the misconduct. In the event of such reinstatement, the Participant may exercise the Option only to such extent, for such time, and upon such terms and conditions as if the Participant had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than Misconduct, disability or death;

(d)    Disability. In the event that a Participant’s Continuous Status as an Employee, Nonemployee Director or Consultant terminates as a result of the Participant’s permanent or total Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If a Participant is deemed by the Board to be permanently or totally Disabled, that Participant’s Option will automatically vest. If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(e)    Death. In the event of the death of a Participant, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. Upon the death of a Participant, the Option will automatically vest. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(f)    10 Years from Grant. Unless otherwise specified above, an Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

(g)    Change in Status. In the event a Participant’s status has changed from Consultant to Employee, or vice versa, a Participant’s Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status.

5.5    Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board or duly authorized Committee shall determine in its discretion.

5.6    Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

5.6.1    Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Board, in its discretion, also may permit the same-day exercise and sale of Options and related Shares, or exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, unless otherwise determined by the Board), or by any other means which the Board, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

5.6.2    Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

SECTION 6
STOCK APPRECIATION RIGHTS

6.1    Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Directors, Nonemployee Directors and Consultants at any time and from time to time as shall be determined by the Board.

6.1.1    Number of Shares. The Board shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2    Exercise Price and Other Terms. The Board, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, the Exercise Price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2    Exercise of SARs. SARs shall be exercisable on such terms and conditions as the Board, in its discretion, shall determine.

6.3    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Board shall determine.

6.4    Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Board in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Sections 5.4.

6.5    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to Shares, or the equivalent value in cash, from the Company in an amount determined by dividing the Fair Market Value of a Share on the exercise date by the following: (a) the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price, multiplied by (b) the number of Shares with respect to which the SAR is exercised. If the Board designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.

SECTION 7
RESTRICTED STOCK

7.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Nonemployee Directors and Consultants in such amounts as the Board, in its discretion, shall determine. The Board shall determine the number of Shares to be granted to each Participant.

7.2    Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Board, in its discretion, shall determine.

Unless the Board determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3    Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4    Other Restrictions. The Board, in its discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4, including, without limitation, provisions relating to expiration of restrictions equivalent to the provisions relating to expiration of Options as set forth in Section 5.4.

7.4.1    General Restrictions. The Board may set restrictions based upon the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Board in its discretion.

7.4.2    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Board, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Board on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Board shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3    Legend on Certificates. The Board, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.4.4    Minimum Restriction Period. The minimum Period of Restriction applicable to Restricted Stock awards shall not be (a) less than one year for performance based awards and (b) less than three years from the date of grant for time-based vesting of grants.

7.5    Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.6    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Board determines otherwise.

7.7    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
PERFORMANCE SHARES AND PERFORMANCE UNITS

8.1    Grant of Performance Shares/Units. Subject to the terms and conditions of the Plan, Performance Shares and Performance Units may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time, as shall be determined by the Board in its discretion.

8.1.1    Number of Shares or Units. The Board will have complete discretion in determining the number of Performance Shares and Performance Units granted to any Participant, subject to the limitations in Sections 4.1.

8.1.2    Value of Performance Shares/Units. Each Performance Share/Unit will have an value equal to the Fair Market Value of a Share.

8.2    Performance Objectives and Other Terms. The Board will set performance objectives or other vesting provisions, including, without limitation, time-based vesting provisions, in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Shares/Units that will be paid out to Participants. The time period during which the Performance

Goals or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Shares/Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Board, in its discretion, will determine. The Board or a duly authorized Committee may set Performance Goals based upon the achievement of Company-wide or Individual Objectives or any other basis determined by the Board in its discretion.

8.31    Earning of Performance Shares/Units. After the applicable Performance Period has ended, the holder of Performance Shares/Units will be entitled to receive a payment based on the number of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Share/Unit, the Board, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Share/Unit, however; in no case may the Performance Period be less than one year from the date of grant for performance based awards or less than three years from the date of grant for time-based vesting of grants.

8.4    Form and Timing of Payment of Performance Shares/Units. Payment with respect to earned Performance Shares/Units shall be made as soon as reasonably practical after the expiration of the Performance Period. Notwithstanding the foregoing, if the Participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), any payments that are to be made pursuant to this Plan that are considered to be non-qualified deferred compensation distributable in connection with the Participant’s separation from service with the Company for purposes of Section 409A and that are due during the first six (6) months following the date of such separation from service shall not be paid when due, but rather shall be accumulated and paid on the first normal payroll date following the date that is six months after Participant’s separation from service. This Plan shall be construed to comply with the requirements of Section 409A and all other guidance issued by governmental authorities with respect to Section 409A.

8.5    Cancellation of Performance Shares Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Shares/Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 9
MISCELLANEOUS

9.1    Change In Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.2    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award until ten (10) days prior to such dissolution or transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.

9.3    No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Nonemployee Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Nonemployee Director or the Company may have to terminate his or her directorship at any time.

9.4    Limitations on Awards. No Participant shall be granted an Award in any Fiscal Year for where the underlying Shares of such Award represents more than the lesser of: (i) one percent (1%) of the Company’s total number of outstanding Shares immediately prior to the issuance of such Award, or (ii) two hundred thousand (200,000) Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.3.

9.5    Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

9.6    Beneficiary Designations. If permitted by the Board, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Board. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the Board or executor of the Participant’s estate.

9.7    Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Board, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.8    Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

9.9    Vesting Upon Death or Disability. All Awards will automatically vest upon the Death of a Participant. Other than Options, which are discussed in Section 5.4.1(e), the Participant’s estate will be granted the full vested Award. All Awards will automatically vest upon the finding by the Board that a Participant has a Disability within the means of Section 2.15.

9.10    Transfers Upon a Change in Control. In the sole and absolute discretion of the Board, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s shareholders or by written consent of such shareholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

9.11    Performance-Based Awards. Each agreement for the grant of Performance Shares or other performance-based awards shall specify the number of Shares or Units underlying the Award, the Performance Period and the Performance Objectives (each as defined below), and each agreement for the grant of any other award that the Board or duly authorized Committee determine to make subject to a Performance Objective similarly shall specify the applicable number of shares of Common Stock, the period for measuring performance and the Performance Objective. As used herein, “Performance Objectives” means performance objectives specified in the agreement for a Performance Share, or for any other award which the Board or duly authorized Committee determine to make subject to Performance Objectives, upon which the vesting or settlement of such award is conditioned and “Performance Period” means the period of time specified in an agreement over which Performance Shares, or another award which the Board or duly authorized Committee determine to make subject to a Performance Objective, are to be earned. Each agreement for a performance-based award shall specify in respect of a Performance Objective the minimum level of performance below which no payment will be made, shall describe the method of determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Objective, and shall specify the maximum percentage payout under the agreement. Such maximum percentage in no event shall exceed one hundred fifty percent (150%) of the Shares underlying the Award.

9.11.1    Performance Metrics. The Board or duly authorized Committee shall determine and specify, in their discretion, the Performance Objectives in the agreement for a Performance Share or for any other performance-based award, which Performance Objective shall consist of: (i) one or more business criteria, including (except as limited under Section 9.11.2 below for awards to Covered Employees (as defined below)) financial, service level and individual performance criteria; and (ii) a targeted level or levels of performance with respect to such criteria. Performance Objectives may differ between Plan Participants and between types of awards from year to year.

9.11.2    Performance Objectives. The Performance Objectives for Performance Shares and any other performance-based award granted to a Covered Employee, if deemed appropriate by the Board or duly authorized Committee, shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a business unit or Company-specific basis or in comparison with peer group performance: revenue; revenue growth; total assets; growth of total assets; return on net assets; return on assets; return on equity; return on capital; economic value added; total stockholder return; net income; net income growth; pre-tax income; operating profit margin; net income margin; market share; capacity utilization; increase in customer accounts; cash flow; book value; earnings per share; stock price earnings ratio. Achievement of any such Performance Objective shall be measured over a period of years not to exceed ten (10) as specified by the Board or duly authorized Committee in the agreement for the performance-based award. No business criterion other than those named above in this Section 9.11.2 may be used in establishing the Performance Objective for an award to a Covered Employee under this Section 9.11. For each such award relating to a Covered Employee, the Board or duly authorized Committee shall establish the targeted level or levels of performance for each such business criterion. The Board or duly authorized Committee may, in their discretion, reduce the amount of a payout otherwise to be made in connection with an award under this Section 9.11, but may not exercise discretion to increase such amount, and the Board or duly authorized Committee may consider other performance criteria in exercising such discretion. All determinations by the Board or duly authorized Committee as to the achievement of Performance Objectives under this Section 9.11 shall be made in writing. The Board or duly authorized Committee may not delegate any responsibility under this Section 9.11. As used herein, “Covered Employee” shall mean, with respect to any grant of an award, an executive of the Company or any subsidiary who is a member of the executive compensation group under the Company’s compensation practices (not necessarily an executive officer) whom the the Board or duly authorized Committee deem may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such award may result in remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Plan and any other “qualified performance-based compensation” plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Board or duly authorized Committee may determine that a Plan Participant has ceased to be a Covered Employee prior to the settlement of any award.

9.11.3    Mandatory Deferral of Income. The Board, in their sole discretion, may require that one or more award agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Plan, a Plan Participant’s receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Code Section 409A.

SECTION 10
AMENDMENT, SUSPENSION, AND TERMINATION

10.1    Amendment, Suspension, or Termination. Except as provided in Section 10.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

10.2    No Amendment without Shareholder Approval. The Company shall obtain shareholder approval of any material Plan amendment (including but not limited to any provision to reduce the exercise or purchase price of any outstanding Options or other Awards after the Grant Date (other than for adjustments made pursuant Section 4.3), or to cancel and re-grant Options or other rights at a lower exercise price), to the extent necessary or desirable to comply with the rules of the NASDAQ, the Exchange Act, Section 422 of the Code, or other Applicable Law.

10.3    Plan Effective Date and Duration of Awards. The Plan shall be effective as of the Plan Adoption Date subject to the shareholders of the Company approving the Plan by the required vote), subject to Sections 10.1 and 10.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further shareholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Adoption Date.

SECTION 11
TAX WITHHOLDING

11.1    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2    Withholding Arrangements. The Board or duly authorized Committee, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Board or duly authorized Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 12
LEGAL CONSTRUCTION

12.1    Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.2    Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

12.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.4    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.5    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.6    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California

12.6    Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.
SECTION 13
EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

BBCN BANCORP, INC.
By:

Appendix B

BBCN BANCORP INC.
2015 EXECUTIVE ANNUAL INCENTIVE PLAN

1.    Purpose of Plan.

1.1    The purpose of the Plan is to promote the success of the Company by providing Participants with incentive compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m). The Plan establishes performance goals for payment of annual cash incentive compensation and the maximum amount of such annual cash incentive compensation that may be paid to certain executive officers. It is the intention of the Board that annual cash incentive compensation awarded to each Executive be deductible by the Company for federal income tax purposes in accordance with Section 162(m) and any regulations, ruling or advisory opinions promulgated thereunder.

2.     Definitions and Terms.

2.1    Specific Terms. The following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:

(a)    “Annual Award” means an award under this Plan of a conditional opportunity to receive a cash payment if the applicable Performance Targets are satisfied in the applicable Performance Period.

(b)    “Base Salary” of a Participant (as used in determining the amount of an Annual Award for a Performance Period) means the annual rate of base pay in effect for such Participant on the first day of such Performance Period, or otherwise established no later than the date on which the Annual Award is granted, as the Committee may specify by action taken at the time of grant of an Annual Award.

(c)    “Board” means the Board of Directors of BBCN Bancorp Inc.

(d)    “Business Criteria” means any one or any combination of the following objectively determinable criteria: total revenue, deposit growth, average demand deposits, earnings, earnings growth, earnings per share, operating expenses, stock price, cash flow, operating cash flow, efficiency ratio, fee income, non-interest income, non-interest income growth, investment services earnings, investment services revenue, wealth management earnings, wealth management revenue, loan growth, average total loans, loan charge offs, income or profits, trust assets, trust fees, delinquencies or delinquent loans, nonperforming assets to assets or nonperforming assets to total loans ratios, return on assets, return on equity, total deposits, total loans, assets under management, trust earnings, trust growth and trust revenue.

Business Criteria utilized may differ from Participant to Participant and from Annual Award to Annual Award. Any Business Criteria, or any combination thereof, may be used to measure the performance of the Company as a whole or any business unit or other subdivision of the Company, as the Committee deems appropriate. Business Criteria may be (i) measured in absolute terms, (ii) measured in relative terms (including, but not limited to compared to prior periods of the Company or compared to another company or companies or to a published or special index that the Committee deems appropriate), (iii) measured against the performance of the Company as a whole or a segment of the Company, (iv) measured on a gross or net basis, and/or (v) measured on a pre-tax or post-tax basis.

(e)    “Cause,” as such term relates to the termination of an Executive’s status as an employee of the Company, means the occurrence of one or more of the following:

(i)    The Executive shall have been indicted for, or convicted of, or shall have pleaded guilty or nolo contendere to, any felony, or any crime (other than a felony) that involves fraud or other moral turpitude;
(ii)    The Executive shall have failed, neglected or refused, either due to willful action or inaction or as a result of gross neglect, to substantially, materially and properly perform Executive’s duties and responsibilities to the Company (other than as a result of Disability) that, if capable of being cured, has not been cured within thirty (30) days after written notice is delivered to the Executive by the Board, or a representative thereof, as applicable, which notice specifies in reasonable detail the manner in which the Company believes the Executive has not substantially performed his duties and responsibilities and the manner in which a cure may be effected. If in the good faith determination of the Board, such failure, neglect or refusal is not capable of being cured, then no such 30-day notice is required to be given;

(iii)    The Executive shall have failed, neglected or refused, either due to willful action or inaction or as a result of gross neglect, to carry out, to the extent of his reasonable control, the reasonable and lawful instructions of the Board (other than as a result of Disability), which instructions are consistent with the Executive’s position with and responsibilities to the Company, which failure, neglect or refusal shall not have been corrected or suitably supported by the Executive within thirty (30) business days following written notice from the Board, or a representative thereof, as applicable, of such failure, neglect or refusal;
(iv)    The Executive shall have materially breached any agreement with the Company regarding             (v)    confidentiality, proprietary information, or solicitation of employees or customers;
The Executive shall have committed, or participated in or authorized, any fraud, embezzlement, misappropriation of funds or other assets, material misrepresentation (including, without limitation, any material representation of the information contained in the Executive’s resume or application for employment), breach of fiduciary duty or other act of dishonesty, in either case against or otherwise involving the Company or its businesses and assets;
(vi)    The Executive shall have engaged in any conduct resulting in a substantial loss or harm to the Company or substantial damage or harm to the reputation of the Company, unless the conduct in question was undertaken in good faith on an informed basis, with due care and with a rational business purpose, and based upon the honest belief that such conduct was in the best interest of the Company;
(vii)    Provided that counsel to the Company or any lawfully convened Board did not advise or instruct the Executive that it was lawful to agree to or participate in the conduct that is the subject of any such action, the Executive shall have been found liable in any SEC or other civil or criminal securities law action or received or entered into any cease and desist order with respect to such action (regardless of whether or not the Executive admits or denies liability);
(viii)    The Executive (i) obstructs or impedes, (ii) endeavors to influence, obstruct or impede, or (iii) fails to materially cooperate with, any investigation authorized by the Board, or (unless the Board otherwise directs) any governmental or self-regulatory entity (an “Investigation”); provided, however, that Executive’s failure to waive the attorney-client privilege relating to communications with Executive’s own attorney or with Company counsel in connection with an Investigation shall not constitute “Cause” hereunder;
(ix)    The Executive removes, conceals, destroys, purposely withholds, alters or by any other means falsifies any material that is requested in connection with an Investigation;
(x)    The Executive is disqualified, barred, ordered or otherwise required by any governmental or self-regulatory authority from serving as an officer or director of the Company or Executive loses any governmental or self-regulatory license that is reasonably necessary for the Executive to perform Executive’s duties and responsibilities to the Company, if the disqualification, bar or loss continues for more than thirty (30) days; or
(xi)    The Executive violates the Company’s (A) workplace violence policy or (B) policies on discrimination, unlawful harassment or substance abuse, provided that such violation is determined by a competent and thorough internal investigation of the Company, the written findings of which are presented to the Executive or, upon the disagreement by Executive with the results of the determination arising from such investigation, the final and non-appealable order of a court of competent jurisdiction that rules on the alleged violation.

For purposes of this definition of “Cause”, no act or omission by the Executive will be “willful” unless it is made by the Executive in bad faith or without a reasonable belief that the Executive’s act or omission was in the best interests of the Company.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Committee” means the Compensation Committee of the Board. The Committee shall consist solely of at least three (3) members of the Board, all of whom are “outside directors” within the meaning of Section 162(m).

(h)    “Company” means BBCN Bancorp Inc. and all of its subsidiaries.

(i)    “Executive” means an employee (including any officer) of the Company who is (or in the opinion of the Committee may during the applicable Performance Period become) a “covered employee” for purposes of Section 162(m). An Executive holds one or more of the following corporate titles or management committee designations:

President and/or Chief Executive Officer;
Executive Vice President; and
Other Senior Officers approved by the Committee.

(j)    “Participant” means an Executive selected to participate in the Plan by the Committee.

(k)    “Performance Period” means the Year or Years (or portions thereof) with respect to which the Performance Targets are set by the Committee.

(l)    “Performance Targets” means the specific objective goals that are timely set in writing by the Committee pursuant to Section 4.2 for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.

(m)    “Plan” means this 2015 Executive Annual Incentive Plan, as amended from time to time.

(n)    “Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

(o)    “Year” means a fiscal year of the Company commencing on or after January 1 that constitutes all or part of the applicable Performance Period and ends no later than December 31.

3.    Administration of the Plan.

3.1    The Committee. The Plan shall be administered by the Committee. The Board shall have the authority to appoint and remove members of the Committee.

3.2    Powers of the Committee. The Committee shall have the sole authority to establish and administer the Business Criteria and Performance Targets and the responsibility of determining from among the Executives those persons who will participate in and receive Annual Awards under the Plan and the time or times at which and the form and manner in which Annual Awards will be paid; and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Annual Awards under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

3.3    Requisite Action. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

4.    Annual Awards.

4.1    Provision for Annual Award. Each Participant may receive an Annual Award if the Performance Targets, relative to the applicable Business Criteria, are attained in the Performance Period. The applicable Performance Period and Performance Targets shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Targets have been attained, the Company may pay an Annual Award of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Annual Award at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

4.2    Selection of Performance Targets. The specific Performance Targets with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Targets remains substantially uncertain within the meaning of Section 162(m). The Committee, in its discretion, within the time prescribed by Section 162(m), may adjust or modify the calculation of Performance Targets for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. At the time the Performance Targets are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Targets are set, the method of computing the specific amount that will represent the maximum amount of Annual Award payable to the Participant if the Performance Targets are attained, subject to Sections 4.1, 4.3, 4.6, 5.1 and 6.8. The objective formula or standard shall preclude the use of discretion to increase the amount of any Annual Award earned.

4.3    Maximum Individual Annual Award. Notwithstanding any other provision hereof, no Executive shall receive an Annual Award under the Plan for any one Year in excess of $1,500,000.

4.4    Selection of Participants. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Targets are set, those Executives who will participate in the Plan.

4.5    Effect of Mid-Year Change in Executive Status. If services as an Executive cease after the commencement of a Performance Period, but the Participant remains employed with the Company, the Committee may award an Annual Award that is proportionately adjusted based on the period of time during the Performance Period that the Executive is a Participant; the amount of any Annual Award paid to such Participant shall not exceed that proportionate amount of the applicable maximum individual Annual Award under Section 4.3. In order to be eligible to participate in the Plan, the Executive must be employed in an Executive position for at least 90 days during the Performance Period.

4.6    Committee Discretion to Determine Annual Awards. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Annual Award shall be calculated (in accordance with Sections 4.1 and 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions, and limits of the Plan and of any other written commitment authorized by the Committee. The Committee has the sole discretion to reduce an Executive’s Annual Award. The Committee may not, however, increase an Executive’s Annual Award based upon the reduction of another Executive’s Annual Award, or otherwise. To this same extent, the Committee may at any time establish (and, once established, rescind, waive, or amend) additional conditions and terms of payment of Annual Awards (including but not limited to the achievement of other financial, strategic or individual goals or performance measures, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate (but not for purposes of increasing any Annual Award) in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of the Plan or pay any Annual Award under this Plan for which the applicable Performance Targets have not been satisfied.

4.7    Committee Certification. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Targets and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

4.8    Time of Payment. Subject to the provisions of any separate written deferred compensation plan or agreement that may be applicable to a Participant, any Annual Awards awarded by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations under this Section 4 and the certification of the Committee’s findings under Section 4.7, but in no event later than March 15 of the Year following the Year in which the Performance Period ends. Any such payment shall be in cash on such payment date as the Committee may approve or require, subject to applicable withholding requirements (as provided in Section 4.9).

4.9    Tax Withholding. The Company shall withhold from any amounts payable under this Plan, or from any other compensation payable to the Participant, any and all federal, state and local income taxes, the Participant’s share of FICA and other employment taxes, and any other taxes that are required to be withheld from such payment under applicable law.

5.    Vesting and Termination of Annual Awards.

5.1    Vesting or Termination. Except as otherwise set forth in the Plan, in the event of Participant’s termination of employment with the Company during a Performance Period or thereafter prior to payment of Annual Awards relating thereto, each Annual Award shall be vested or shall terminate on such terms and conditions as the Committee shall establish with respect to the Annual Award.

5.1    Termination of Employment for Cause. If a Participant’s employment with the Company is terminated for Cause or if a Participant engages in misconduct defined as Cause either before voluntary termination of employment or after termination of employment, then any Annual Award for such Participant shall terminate immediately upon the Company giving notice to the Participant either of Participant’s termination of employment for Cause or that the Participant has engaged in misconduct defined as Cause. The Committee shall be the sole judge of whether the Participant’s termination of employment for Cause or the Participant has engaged in misconduct defined as Cause.

6.    General Provisions

6.1    No Right to Annual Awards or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 6.1, any predecessor), the Board, or the Committee in respect of the Plan shall be held or construed to confer upon any person any legal right to receive, or any interest in, any Annual Award or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity, or governing body under the Plan or otherwise. Nothing in this Section 6.1, however, is intended to adversely affect any express independent right of any person under a separate employment agreement. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Targets have been attained and/or the individual maximum amounts hereunder have been calculated, the Company shall have no obligation to pay any Annual Award hereunder nor to pay the maximum amount so calculated or any prorated amount based on service during the period, unless the Committee otherwise expressly provides by written contract or other written commitment.

6.2    Discretion of Company, Board, and Committee. Any decision made or action taken by the Company or by the Board or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation, and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

6.3    Arbitration. Any controversy or claim arising out of or relating to this Plan, including the arbitrability of any controversy or claim, which cannot be settled by mutual agreement, will be finally settled by binding arbitration in accordance with the American Arbitration Association Employment Arbitration Rules & Mediation Procedures as amended from time to time (“AAA Rules”) as follows:

(a)    The Company or any Executive who is aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in Los Angeles, California, to the American Arbitration Association or any other recognized dispute resolution service provider, upon ten (10) days’ notice to the other party. The arbitration shall be held and conducted before a single arbitrator appointed in accordance with the AAA Rules. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

(b)    The decision of the arbitrator on the points in dispute will be final, nonappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. This requirement to arbitrate is intended to provide a process to rapidly and inexpensively resolve any disputes under the Plan. This provision for arbitration will be grounds for dismissal of any court action commenced by any party with respect to this Plan, other than post-arbitration actions seeking to enforce an arbitration award.

(c)    As part of the arbitrator’s decision, the arbitration shall determine which party is the prevailing party in such arbitration and which party is the non-prevailing party in such arbitration. The arbitrator’s decision may require the non-prevailing party in the arbitration to pay, and if appropriate, reimburse the prevailing party for all fees and expenses of the arbitrator and the arbitration and all of the reasonable attorneys’ fees and expenses incurred by the prevailing party in connection with the arbitration or in the enforcement or collection of any judgment or award rendered. The “prevailing party” means the party determined by the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor an award or judgment is rendered.

(d)    The parties will keep confidential, and will not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

(e)    The AAA Rules can be found at adr.org/employment.

(f)    By participating in the Plan, each Executive agrees to submit to arbitration all controversies or claims of any kind pertaining to the Plan (e.g., whether in contract or in tort, statutory or common law, legal or equitable) now existing or hereafter arising under any federal, state, local or foreign law, including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Americans With Disabilities Act, and all similar federal, state and local laws, and the Executive hereby waives all rights thereunder to have a judicial tribunal or a jury determine such claims.

6.4    No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets, which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant or former Participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.

6.5    Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 6.5 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant’s legal representative or beneficiary or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

6.6    Law to Govern. All questions pertaining to the construction, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of California.

6.7    Non-Exclusivity. The Plan does not limit the authority of the Company, the Board, or the Committee, to grant awards or authorize any other compensation to any person under any other plan or authority.

6.8    Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and Annual Awards made hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are persons whose compensation is subject to

Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Annual Award intended (or required in order) to satisfy the applicable requirements of Section 162(m) are applicable only to persons whose compensation is subject to Section 162(m) and only to Annual Awards intended to qualify as performance-based compensation for purposes of Section 162(m).

6.9    Compliance with Executive Compensation Clawback Laws. Pursuant to the Sarbanes-Oxley Act, every publicly-traded company is required to recover incentive compensation from the company’s chief executive officer and chief financial officer in excess of what they would have been paid during the one-year period preceding a financial restatement resulting from misconduct. Notwithstanding anything contained herein to the contrary, the Annual Awards of the Company’s chief executive officer and chief financial officer shall be subject to recoupment under the Sarbanes-Oxley Act. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), every publicly-traded company will be required to adopt a policy whereby, in the event of a restatement, the company will recover from current and former executives any incentive-based compensation, for the three years preceding the restatement, that would not have been awarded under the restated financial statements. Notwithstanding anything contained herein to the contrary, when this provision of the Dodd-Frank Act becomes effective, the Annual Awards of all executive officers of the Company shall be subject to the executive compensation recoupment policy to be adopted by the Committee.

7.    Amendments, Suspension or Termination of Plan. The Board or the Committee may from time to time amend, suspend, or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment shall be effective without Board and/or shareholder approval if such approval is necessary to comply with the applicable provisions of Section 162(m).